UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CVS Health Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Notice of
Annual Meeting
of Stockholders

June 4, 2018; 8:00 a.m.

CVS Health Corporation
Customer Support Center
One CVS Drive
Woonsocket, Rhode Island 02895

Message from Our Chairman and
Our Chief Executive Officer

Dear Fellow Stockholders:

CVS Health remains a preeminent health care company, uniquely positioned to deliver more affordable, accessible, and effective care. Through our unique suite of enterprise assets, we can deliver value to all health care stakeholders and help them to better realize their health care goals.

Overall 2017 Performance
We must acknowledge that our growth in 2017 was less than levels to which we and our stockholders have been accustomed. While we delivered earnings in line with expectations, those expectations were low, driven primarily by the loss of retail pharmacy prescriptions associated with pharmacy network changes. As a result, net revenues grew 4% and adjusted earnings per share increased by 1%. To combat these headwinds, we implemented a four-point plan to return us to healthier levels of earnings growth over the coming years. We are pleased to report that we have been successfully executing against this plan, and 2018 is expected to build upon that success as we continue on our path to more robust growth.

Our Use of Capital and the Pending Aetna Merger
We generated substantial cash flow and utilized it to deliver on our three-pillared approach to capital allocation and enhance returns to our stockholders. We optimize our capital allocation through dividends, share repurchases, and by investing in high-return, value-enhancing projects. Through this effective approach, in 2017, we returned more than $6 billion to stockholders through dividends and share repurchases. Additionally, we announced the proposed acquisition of Aetna, a leading diversified health care benefits company. We expect that our combined companies will remake the consumer health care experience by creating a new platform that puts the consumer at the center of health care delivery, enabling care that is easier to use and less expensive. This acquisition, which has already received the approval of both companies’ stockholders, is expected to unlock long-term value that further advances our return to robust growth, and it positions the combined company as America's front door to quality health care. We look forward to garnering regulatory approval, closing the transaction, and beginning our work to better address the challenges in the U.S. health care system.

Corporate Social Responsibility
At CVS Health, we are guided by our purpose of helping people on their path to better health and nowhere is this more apparent than our corporate social responsibility roadmap, Prescription for a Better World. This roadmap focuses on three key priorities: playing an active role in supporting health and wellness, reducing the environmental impact of our footprint, and striving to create a safe, rewarding, engaging, and inclusive workplace. Notably, last year we rolled out a series of enterprise initiatives to help fight the national opioid abuse epidemic aligned with the U.S. Centers for Disease Control and Prevention’s guideline. You can find highlights of our progress on these initiatives inside the back cover of this proxy statement.

Corporate Governance
We remain committed to sound corporate governance practices and a critical element of that is an ongoing dialogue with our stockholders. Over the past year, we have proactively engaged with many stockholders to help us understand their needs and concerns, and we listened to their suggestions on how to improve our corporate governance decision-making process. Within this proxy statement, you will find the details of the changes we have made in response to these conversations. Particularly exciting are the changes we are making to better align compensation with performance, which are laid out in the letter from the Management Planning and Development Committee. We welcome feedback from you regarding future improvements.

Annual Meeting of Stockholders
Our 2018 Annual Meeting of Stockholders will be held on Monday, June 4, 2018, at 8:00 a.m., at the CVS Health Customer Support Center located at One CVS Drive in Woonsocket, Rhode Island. We invite you to attend, and ask you to please vote at your earliest convenience, whether or not you plan to attend. Your vote is important.

Thank you for your interest and investment in CVS Health. We appreciate your continued support as we look to take a larger role in the health of our country with the vision of a better, brighter, and healthier future.

Sincerely,

David W. Dorman	Larry J. Merlo
Chairman of the Board	President and Chief Executive Officer

cvshealthannualmeeting.com	01

02	2018 Proxy Statement

Notice of Annual Meeting of Stockholders

Date and Time June 4, 2018, 8:00 A.M.

Place CVS Health Corporation Customer Support Center One CVS Drive Woonsocket, Rhode Island 02895

Items to be Voted
●	Elect 12 directors named in this proxy statement;
●	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2018;
●	Say on pay, an advisory vote to approve the Company’s executive compensation;
●	Act to approve an amendment to the Company’s Certificate of Incorporation to reduce the ownership threshold for our stockholders’ right to call special meetings;
●	Act on one stockholder proposal, if properly presented; and
●	Conduct any other business properly brought before the Annual Meeting.

Eligibility to Vote
Stockholders of record at the close of business on April 10, 2018 may vote at the Annual Meeting.

By Order of the Board of Directors,

Colleen M. McIntosh
Senior Vice President & Corporate Secretary

How to Vote
Your vote is important to the future of CVS Health. You are eligible to vote if you were a stockholder of record at the close of business on April 10, 2018. Even if you plan to attend the Annual Meeting, please vote as soon as possible using one of the following methods. In all cases, you should have your proxy card in hand:

Use the Internet www.proxyvote.com

Use a Mobile Device Scan this QR Code

Call Toll-Free 1-800-690-6903

Mail Your Proxy Card Follow the instructions on your voting form

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 4, 2018:

The proxy statement and annual report to security holders are available at www.cvshealthannualmeeting.com and at www.proxyvote.com/cvs.

Your vote is important.

Whether or not you plan to attend the Annual Meeting, please vote your shares. In addition to voting in person or by mail, stockholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), please read your voting instructions to see which of these options are available to you. Even if you are attending the Annual Meeting in person, we encourage you to vote in advance by mail, phone or Internet.

We began mailing and made available this proxy statement and proxy card on or about April 25, 2018 to all stockholders entitled to vote. Our 2017 Annual Report, which includes our financial statements, is being sent with this proxy statement.

cvshealthannualmeeting.com	03

Proxy Statement Highlights

This summary highlights selected information in this Proxy Statement – please review the entire document before voting.

All of our Annual Meeting materials are available in one place at www.cvshealthannualmeeting.com. There, you can download electronic copies of our Annual Report and Proxy Statement, and use the link to vote.

Voting Items

	Board Recommendation	Further information
ITEM 1 Election of directors	each director nominee	pages 9-17
Our directors are seasoned leaders who bring a mix of skills and qualifications to the Board
ITEM 2		pages 29-30
Ratify the appointment the Company’s independent registered public accounting firm for 2018	Based on its recent evaluation, our Audit Committee believes that the retention of Ernst & Young is in the best interests of the Company and its stockholders
ITEM 3		pages 31-32
Say on pay - an advisory vote on the approval of the Company's executive compensation	Our executive compensation program reflects our unwavering commitment to paying for performance and reflects feedback received from stockholder outreach
ITEM 4		page 65
Approve an amendment to the Company’s Certificate of Incorporation to reduce the ownership threshold for our stockholders’ right to call special meetings	We believe that a lower threshold is consistent with the advisory vote of a majority of stockholders who voted at the 2017 annual meeting
ITEM 5		pages 66-67
Stockholder proposal regarding executive pay confidential voting	The proposed by-law would restrict our ability to engage with our stockholders and it is unnecessary because stockholders already have the ability to keep their votes confidential

04	2018 Proxy Statement

Proxy Statement Highlights

The CVS Health Board

You are asked to vote on the election of the following 12 nominees to serve on the Board of Directors of CVS Health. All directors are elected by a majority of votes cast, and all presently serve on the CVS Health Board.

					CVS Health Committees
Name, Primary Occupation	Age	Director Since	Independent	Other Public Company Boards	A	MP&D	N&CG	PS&CQ	E
Richard M. Bracken Retired Chairman and CEO of HCA Holdings, Inc.	65	2015	YES	None			●	●	●
C. David Brown II Chairman of Broad and Cassel	66	2007	YES	1		●	●		●
Alecia A. DeCoudreaux Retired President of Mills College and Former Executive at Eli Lilly & Company	63	2015	YES	None	●			●
Nancy-Ann M. DeParle Co-Founding Partner of Consonance Capital Partners, LLC	61	2013	YES	1	●			●
David W. Dorman Chair of the Board of CVS Health Corporation; Former Chairman and CEO of AT&T Corporation	64	2006	YES	1		●	●		●
Anne M. Finucane Vice Chairman, Executive Management Team of Bank of America Corporation	65	2011	YES	None		●	●
Larry J. Merlo President and CEO of CVS Health Corporation	62	2010	NO	None					●
Jean-Pierre Millon Retired President and CEO of PCS Health Systems, Inc.	67	2007	YES	None	●			●
Mary L. Schapiro Vice Chair, Advisory Board Promontory Financial Group	62	2017	YES	1	●
Richard J. Swift Retired Chairman of the Board, President and CEO of Foster Wheeler Ltd.	73	2006	YES	4	●				●
William C. Weldon Retired Chairman of the Board and CEO of Johnson & Johnson	69	2013	YES	2		●	●
Tony L. White Retired Chairman of the Board, President and CEO of Applied Biosystems, Inc.	71	2011	YES	1		●		●

●: Committee Chair	MP&D: Management Planning & Development	PS&CQ: Patient Safety & Clinical Quality
A: Audit	N&CG: Nominating & Corporate Governance	E: Executive

cvshealthannualmeeting.com	05

Proxy Statement Highlights

Selecting Our Directors

Director Independence	Director Gender	Director Tenure

11 directors, including our Chair, are independent of CVS Health. Mr. Merlo, our President and CEO, is our only non-independent director.	Three of the last four additions to our Board are women.	Our directors bring a balance of experience and fresh perspective to our boardroom. The average tenure of our directors is seven years.

Born Outside of the U.S.	Financial Expertise

Our directors come from varied backgrounds, including 8 different states and two foreign countries.	Three members of our Audit Committee are designated Audit Committee Financial Experts. Five other board members have qualifications to be financial experts, and the remainder are financially literate.

Director Skills and Experience

Our directors possess relevant experience, skills and qualifications that contribute to a well-functioning Board to effectively oversee the Company’s strategy and management. Areas of director expertise include:

6/12	9/12	8/12
Business Development and Corporate Transactions	Health Care and Regulated Industries	Public Company Board Service

4/12	4/12	5/12
Business Operations	International Business Operations	Public Policy and Government Affairs

7/12	8/12	9/12
Corporate Governance	Leadership (Current or Former CEOs)	Risk Management

9/12	4/12	3/12
Finance	Legal and Regulatory Compliance	Technology and Innovation

06	2018 Proxy Statement

Proxy Statement Highlights

Board and Corporate Governance Highlights

The CVS Health Board continues to evaluate the Company’s corporate governance policies and practices to ensure that the right mix of individuals are present in our boardroom and to best serve the stockholders we represent by ensuring effective oversight of our strategy and management. We are committed to maintaining the highest standards of corporate governance, and have established a strong and effective framework by which the Company is governed and reviewed.

Further Information
2017-2018 Board and Corporate Governance Developments
●In May 2017 Mary Schapiro was elected to our Board of Directors, strengthening our Board's financial expertise and increasing its gender diversity	page 14
●The Board is proposing a reduction in the threshold for our stockholders’ right to call special meetings of stockholders, from 25% of shares outstanding to 15%, following an advisory vote by stockholders of 52% in favor of this reduction in 2017 page 19
●Key corporate governance documents, including the Certificate of Incorporation, By-laws, Corporate Governance Guidelines and Committee Charters, were updated and harmonized	pages 19 and 65
Board Communication and Stockholder Rights
●Our Board supports our stockholder outreach program and has responded to stockholder input with changes in our compensation program and other areas	pages 8 and 19
●Right to act by written consent and to call special meetings	page 65
●Majority voting in director elections	page 16
●Proxy access by-law	page 17
●Annual election of all directors, annual “say-on-pay” vote	pages 34-35, 40
Director Alignment with Stockholder Interests
●At least 75% of our directors’ annual retainer mix is paid in shares of CVS Health common stock	page 28
●Directors must own at least 10,000 shares of CVS Health common stock	page 68
●Directors had excellent meeting attendance, averaging 97%	page 27
Board Oversight of Risk
●Full Board and individual Committee focus on understanding and assessing Company risks	page 18
●Annually, the Audit Committee reviews our policies and practices with respect to risk assessment and risk management, including discussing with management our major risks and the steps that have been taken to monitor and mitigate such risks page 22
●The Management Planning and Development Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices	page 24
●The Patient Safety and Clinical Quality Committee reviews and assesses risks arising from the Company’s provision of health care services across the enterprise, and the steps taken to monitor and mitigate those risks

●Our independent Chair and our CEO are focused on the Company’s risk management efforts and ensure that risk matters are appropriately brought to the Board and/or its Committees for review

cvshealthannualmeeting.com	07

Proxy Statement Highlights

Stockholder Outreach – Governance and Compensation Actions

In late 2017 and early 2018, we reached out to holders of more than 50% of our outstanding common stock in the aggregate, and held calls with holders of nearly 25% of our outstanding shares. We also held calls with both leading proxy advisory firms. We discussed a number of topics on these calls, including our strategy in the evolving health care industry, our Board composition and practices, special meeting rights, and our initiatives around corporate social responsibility including enhanced initiatives to help fight the national opioid abuse epidemic. We also sought feedback on our compensation program after a disappointing outcome at our 2017 annual meeting on our say on pay proposal, which received support from approximately 61% of votes cast. Our Independent Board Chair, David Dorman, or the Chair of our Management Planning and Development Committee, David Brown, participated in many of the calls with our stockholders. Feedback from these conversations was shared with the Management Planning and Development Committee and full Board, and informed the changes to our compensation program approved by the Management Planning and Development Committee in early 2018.

What we heard	What we have done in response	Intended outcome and when effective
Diversity of the Board may be improved by ensuring that diverse candidates are included in director searches	Amended our Nominating and Corporate Governance Committee Charter to specifically include a requirement for diverse candidates	Memorialize and formalize our existing practice of including diverse candidates in all director searches Effective January 2017; Mary Schapiro nominated in March and elected in May 2017
More of your long-term compensation should be performance-based, rather than time-based

We are replacing time-based restricted stock units (RSUs) with performance share units (PSUs) subject to a three-year performance period, and shares delivered in settlement of PSUs will be subject to a two-year holding period post-vest

Further incentivizes long-term performance and ties compensation to achievement of long-term goals Beginning with 2018 awards
The Long-Term Incentive Plan (LTIP) should be denominated in stock, and the comparator group should more closely align to the business

All LTIP grants will be denominated in PSUs that will be reported in the Summary Compensation Table in the year of grant. The comparator group for the relative performance TSR modifier under the LTIP will change from the S&P 500 to a smaller index of specified health care and consumer staples companies

Denominating awards in PSUs and reporting them in the year of grant makes the disclosure easier to understand, and changing the modifier group better aligns it to the Company’s business

Beginning with 2018-2020 award cycle

More transparency is needed for the individual component of your annual incentive plan	Added disclosure regarding the Management Planning and Development Committee’s evaluation of each executive’s goals and performance	Increases transparency in terms of annual bonus awards and further emphasizes the Management Planning and Development Committee’s pay for performance philosophy This proxy statement

For more information on changes to our compensation programs, see the letter from the Management Planning and Development Committee on page 33 and the Compensation Discussion and Analysis beginning on page 34. For more information on corporate governance at CVS Health, please refer to pages 9-28 of this proxy statement and to our website at http://investors.cvshealth.com/corporate-governance.

08	2018 Proxy Statement

Corporate Governance and Related Matters

Item 1: Election of Directors

Our Board of Directors has nominated 12 candidates for election as directors at the Annual Meeting. All 12 nominees currently serve as directors. If elected, each nominee will hold office until the next annual meeting.

The Nominating and Corporate Governance Committee believes that the Board is well-balanced and that it fully and effectively addresses the Company’s needs. All of our nominees are seasoned leaders, the majority of whom are or were chief executive officers or other senior executives, who bring to the Board skills and qualifications gained during their tenure at a vast array of public companies, private companies, non-profits, governmental and regulatory agencies and other organizations. We have indicated below for each nominee certain of the experience, qualifications, attributes or skills that led the Committee and the Board to conclude that the nominee should continue to serve as a director. Please note that each director possesses qualifications in addition to those listed under their name; we have only listed the core attributes considered by the Board to be most relevant to each nominee.

The Board of Directors unanimously recommends a vote ✓ FOR  the election of all director nominees.

2017 Board of Directors

1 Richard Bracken	2 Anne Finucane	3 Richard Swift	4 Nancy-Ann DeParle	5 Tony White	6 Larry Merlo
7 David Dorman	8 Jean-Pierre Millon	9 William Weldon	10 Mary Schapiro	11 David Brown	12 Alecia DeCoudreaux

For more information about our directors, please refer to pages 10-21 of this proxy statement.

cvshealthannualmeeting.com	09

Corporate Governance and Related Matters:	Item 1

Biographies of our Incumbent Board Nominees

Richard M. Bracken
Retired Chairman and CEO
of HCA Holdings, Inc.
Independent Director
CVS Health Board
Committees Patient Safety
and Clinical Quality (Chair);
Nominating and Corporate
Governance; Executive
Other Public Boards
None

Age 65 Director since January 2015
Director Qualification Highlights
●Leadership – Former CEO
●Business Operations; Consumer Products and Services
●Finance
●Health Care/Regulated Industry
●Risk Management
●Corporate Governance
Education B.A., San Diego State University; M.H.A., Medical College of Virginia, Virginia Commonwealth University
Biography Mr. Bracken is the former Chairman and Chief Executive Officer of HCA Holdings, Inc., one of the nation’s leading providers of health care services. At the time of Mr. Bracken’s retirement, HCA’s facilities included approximately 165 hospitals and 115 freestanding surgery centers in 20 states and England. Mr. Bracken served in a number of executive roles in his 33 year career at HCA, including President of HCA’s Pacific Division in 1995, Western Group President in 1997, Chief Operating Officer of HCA in July 2001, and President and Chief Operating Officer in January 2002. He was elected to the HCA Board of Directors in November 2002, became President and Chief Executive Officer in January 2009, and Chairman and Chief Executive Officer in December, 2009. He retired as CEO in December 2013, and as Chairman in December 2014.
Skills and Qualifications of Particular Relevance to CVS Health Mr. Bracken’s experience in leading a large, publicly traded health care company lends expertise and perspective greatly valued by the Board. In addition, his experience operating in the highly-regulated health care industry with significant experience in enterprise clinical quality is also a complementary skill set for the Board. That experience led the Board to appoint Mr. Bracken as Chair of the Patient Safety and Clinical Quality Committee when it was formed in March 2016.

C. David Brown II
Chairman of Broad and Cassel
Independent Director
CVS Health Board Committees
Management Planning and
Development (Chair); Nominating
and Corporate Governance;
Executive
Other Public Boards
Rayonier Advanced
Materials Inc.

Age 66 Director since March 2007
Director Qualification Highlights
●Business Operations; Real Estate
●Business Development, Corporate Strategy and Transactions
●Finance
●Legal and Regulatory Compliance
●Health Care/Regulated Industry
●Risk Management
●Public Company Board Service
Education B.S.B.A., University of Florida; J.D., University of Florida College of Law
Biography Mr. Brown has been Chairman of Broad and Cassel, a Florida law firm, since March 2000. From 1989 until March 2000, he was Managing Partner of the Orlando office of the firm. He is also the lead director of Rayonier Advanced Materials Inc. (RYAM), a leading specialty cellulose production company. Mr. Brown previously served on the board of directors and as lead director of Rayonier Inc., a real estate development and timberland management company, prior to the spin-off of RYAM in June 2014. He also served as a director of ITT Educational Services, Inc., a national provider of technology-oriented degree programs, from April 2015 until September 2016. Mr. Brown previously served on the board of Caremark Rx, Inc. from March 2001 until the closing of the merger transaction involving CVS Health and Caremark, when he became a director of CVS Health.
Skills and Qualifications of Particular Relevance to CVS Health Mr. Brown’s legal expertise and health care experience are highly valued by the Board, as is his ability to analyze and interpret complex issues and facilitate Board engagement. Mr. Brown has significant health care experience, including through his oversight of UF Health while serving as Chairman of the Board of Trustees for the University of Florida and as a member of the Board of Directors and Executive Committee of Orlando Health, a not-for-profit health care network. The Board believes that Mr. Brown’s experience adds knowledge and leadership depth to the Board.

10	2018 Proxy Statement

Corporate Governance and Related Matters:	Item 1

Alecia A. DeCoudreaux
Retired President of Mills
College and Former Executive at
Eli Lilly & Company
Independent Director
CVS Health Board
Committees Audit; Patient
Safety and Clinical Quality
Other Public Boards
None

Age 63 Director since March 2015
Director Qualification Highlights
●Business Development, Corporate Strategy and Transactions
●Legal and Regulatory Compliance
●Health Care/Regulated Industry
●Corporate Governance
●Risk Management
●Public Policy and Government Affairs
Education B.A., Wellesley College; J.D., Indiana University School of Law
Biography Ms. DeCoudreaux is the former President of Mills College, a liberal arts college for women with graduate programs for women and men, having served a five-year term in that position from July 2011 through June 2016. Previously, Ms. DeCoudreaux served in a number of leadership roles at Eli Lilly and Company, a global pharmaceutical manufacturer, including as Vice President and Deputy General Counsel, Specialty Legal Team, from 2010-2011, Vice President and General Counsel, Lilly USA, from 2005-2009, and Secretary and Deputy General Counsel of Eli Lilly from 1999-2005. During her 30-year career with Eli Lilly Ms. DeCoudreaux also previously served as Executive Director of Lilly Research Laboratories, Director of Federal Government Relations, Director of State Government Relations and Director of Community Relations. In addition, Ms. DeCoudreaux has served on a number of charitable, educational, for profit and nonprofit boards, including as both a trustee and board chair at Wellesley College.
Skills and Qualifications of Particular Relevance to CVS Health Ms. DeCoudreaux has more than 30 years of experience in the pharmaceutical industry, and her experience as an attorney in that field and in the area of corporate governance, makes her a great asset to our Board.

Nancy-Ann M. DeParle
Co-Founding Partner
of Consonance Capital
Partners, LLC
Independent Director
CVS Health Board
Committees Audit; Patient
Safety and Clinical Quality
Other Public Boards
HCA Holdings, Inc.

Age 61 Director since September 2013
Director Qualification Highlights
●Business Development, Corporate Strategy and Transactions
●Finance
●Legal and Regulatory Compliance
●Health Care / Regulated Industry
●Public Policy and Government Affairs
●Public Company Board Service
Education B.A., University of Tennessee; B.A. and M.A., Balliol College, Oxford University; J.D., Harvard Law School
Biography Ms. DeParle has been a Co-Founding Partner of Consonance Capital Partners, LLC, a private equity firm focused on investing in small and mid-size health care companies, since August 2013. From March 2009 to January 2013, Ms. DeParle served in the White House, first as Counselor to the President and Director of the White House Office of Health Reform, and later as Assistant to the President and Deputy Chief of Staff for Policy. In addition, from 1993 to 2000, Ms. DeParle served as the Associate Director for Health and Personnel for the White House Office of Management and Budget, and later as the Administrator of the Centers for Medicare and Medicaid Services (then known as the Health Care Financing Administration). From 2001 to March 2009, Ms. DeParle served as a Senior Advisor with JPMorgan Partners and as a Managing Director of its successor entity, CCMP Capital, L.L.C., focusing on private equity investments in health care companies. Ms. DeParle is also a director of HCA Holdings, Inc., a health care services company that owns, manages or operates hospitals and various other health care facilities.
Skills and Qualifications of Particular Relevance to CVS Health Ms. DeParle has more than 25 years of experience in the health care arena, and is widely considered to be one of the nation’s leading experts in health care policy, management and financing, which makes her an excellent fit for our Board.

cvshealthannualmeeting.com	11

Corporate Governance and Related Matters:	Item 1

David W. Dorman
Chairman of the Board of CVS
Health Corporation, Former
Chairman and CEO of AT&T
Corporation, and Founding
Partner of Centerview Capital
Technology Fund
Independent Director
CVS Health Board
Committees Management
Planning and Development;
Nominating and Corporate
Governance (Chair); Executive
Other Public Boards
PayPal Holdings, Inc.

Age 64 Director since March 2006
Director Qualification Highlights
●Leadership – Former CEO
●Finance
●International Business Operations; Consumer Products or Services
●Technology and Innovation
●Risk Management
●Corporate Governance
●Public Company Board Service
Education B.S., Georgia Institute of Technology
Biography Mr. Dorman has been the Chairman of the Board of CVS Health Corporation since May 2011. He has also been a Founding Partner of Centerview Capital Technology Fund, a private investment firm, since July 2013. He also served as Lead Director of Motorola Solutions, Inc. (formerly Motorola, Inc.), a communications products company, until his retirement from that board in May 2015, and was Non-Executive Chairman of the Board of Motorola from May 2008 through May 2011. From October 2006 through April 2008, he was a Managing Director and Senior Advisor with Warburg Pincus LLC, a global private equity firm. From November 2005 until January 2006, Mr. Dorman served as President and a director of AT&T Inc., a telecommunications company (formerly known as SBC Communications). From November 2002 until November 2005, Mr. Dorman was Chairman of the Board and Chief Executive Officer of AT&T Corporation. Mr. Dorman is also a director of PayPal Holdings, Inc., a leading digital and mobile payments company, as well as Dell Technologies Inc., the world’s largest privately controlled technology company. He was also a director of SecureWorks Corp., an information security solutions provider and a subsidiary of Dell, from the time of SecureWorks’ IPO in April 2016 until he joined the board of Dell in September 2016. He was a director of Yum! Brands, Inc., a global quick service restaurant company, from 2005 until his retirement from that board in May 2017.
Skills and Qualifications of Particular Relevance to CVS Health Mr. Dorman’s experience in leading large companies, beginning with Sprint and later Pacific Bell and AT&T, lends a perspective and skill set that is greatly valued by the Board. His business background of growing companies is in line with and useful to our business strategy. The Board believes that Mr. Dorman’s experience leading the boards of AT&T and Motorola make him well-suited to be the Company’s Chairman.

Anne M. Finucane
Vice Chairman and Member of
Executive Management Team of
Bank of America Corporation
Independent Director
CVS Health Board
Committees Nominating
and Corporate Governance;
Management Planning and
Development
Other Public Boards None

Age 65 Director since January 2011
Director Qualification Highlights
●Business Operations; Consumer Products or Services
●Business Development, Corporate Strategy and Transactions
●Public Policy and Government Affairs
●Regulated Industry
●Corporate Governance
●Risk Management
Education B.A., University of New Hampshire
Biography Ms. Finucane has been Vice Chairman of Bank of America Corporation, an international financial services company, since July 2015 and is a member of its executive management team. From 2006 through July 2015 Ms. Finucane served as Global Chief Strategy and Marketing Officer for Bank of America and served as Northeast Market President from 2004 through July 2015. During her twenty-plus years as a senior leader at Bank of America and its legacy firms, Ms. Finucane has served as senior advisor to four chief executive officers and the Board of Directors. Ms. Finucane is responsible for the strategic positioning of Bank of America and oversees the public policy, customer research and analytics, global marketing, communications and corporate social responsibility efforts for the company. She is chair of Bank of America’s Environmental, Social and Governance Committee, and is also chair of the Bank of America Charitable Foundation.
Skills and Qualifications of Particular Relevance to CVS Health Ms. Finucane’s experience in the financial services industry, consumer policy, strategy, marketing, corporate social responsibility and government affairs provides the Board with valuable insight in those key areas.

12	2018 Proxy Statement

Corporate Governance and Related Matters:	Item 1

Larry J. Merlo President and Chief Executive Officer of CVS Health Corporation Non-Independent Director CVS Health Board Committees Executive Other Public Boards None
Age 62 Director since May 2010
Director Qualification Highlights
●Leadership – Current CEO
●Business Operations; Consumer Products or Services
●Business Development, Corporate Strategy and Transactions
●Health Care/Regulated Industry
●Real Estate
●Public Policy and Government Affairs
●Pharmacy Benefit Management
Education B.S., Pharmacy, University of Pittsburgh
Biography Mr. Merlo has been Chief Executive Officer of CVS Health Corporation since March 2011 and President of CVS Health Corporation since May 2010. Mr. Merlo formerly served as Chief Operating Officer of CVS Health Corporation from May 2010 through March 2011 and was President of CVS Pharmacy from January 2007 through May 2010, and Executive Vice President – Stores from April 2000 to January 2007.
Skills and Qualifications of Particular Relevance to CVS Health Mr. Merlo has been with CVS Health and its subsidiaries for nearly 40 years, and provides the Board with invaluable experience and insight into the retail drugstore and health care industries.

Jean-Pierre Millon
Retired President and Chief
Executive Officer of PCS Health
Systems, Inc.
Independent Director
CVS Health Board
Committees Audit; Patient
Safety and Clinical Quality
Other Public Boards None

Age 67 Director since March 2007
Director Qualification Highlights
●Leadership – Former CEO
●Finance
●Business Development, Corporate Strategy and Transactions
●Health Care/Regulated Industry
●International Business Operations
●Pharmacy Benefit Management
●Public Company Board Service
Education B.S., Ecole Centrale de Lyon (France); B.A., Université de Lyon (France); M.B.A., Kellogg School of Business, Northwestern University
Biography Mr. Millon is the retired former President and Chief Executive Officer of PCS Health Systems, Inc. Mr. Millon joined PCS in 1995, where he served as President and Chief Executive Officer from June 1996 until his retirement in September 2000. Prior to that, Mr. Millon served as an executive and held several global leadership positions with Eli Lilly and Company. Mr. Millon previously served on the board of Caremark from March 2004, upon Caremark’s acquisition of AdvancePCS, and as a director of AdvancePCS (which resulted from the merger of PCS and Advance Paradigm, Inc.) beginning in October 2000. He became a director of CVS Health upon the closing of the merger transaction involving CVS Health and Caremark. Mr. Millon has over 10 years of financial management experience and fifteen years of general functional management experience, including strategic planning experience specific to pharmacy benefit management companies as the former head of PCS. He also has extensive venture capital and public and private company board experience.
Skills and Qualifications of Particular Relevance to CVS Health Mr. Millon’s extensive background and experience in the pharmacy benefit management, pharmaceutical and life sciences businesses, combined with his financial expertise, provide the Board with additional perspective across the enterprise.

cvshealthannualmeeting.com	13

Corporate Governance and Related Matters:	Item 1

Mary L. Schapiro Vice Chair of the Advisory Board Promontory Financial Group Independent Nominee CVS Health Board Committees Audit Other Public Boards London Stock Exchange Group plc
Age 62 Director since May 2017
Director Qualification Highlights
●Leadership – Former CEO
●Public Policy and Government Affairs
●Finance
●Risk Management
●Legal and Regulatory Compliance
●Public Company Board Service
Education B.A., Franklin and Marshall College; J.D., George Washington University
Biography Since January 2014, Ms. Schapiro has served as the Vice Chair of Promontory Advisory Board, part of Promontory Financial Group, a leading strategy, risk management and regulatory compliance firm that was acquired by IBM Corporation in November 2016. She previously served as managing director of Promontory Financial Group from March 2013 through January 2014. From January 2009 through December 2012, Ms. Schapiro was Chairman of the U.S. Securities and Exchange Commission, becoming the first woman to serve as that agency’s Chairman. Prior to becoming SEC Chairman, Ms. Schapiro was Chairman and CEO of the Financial Industry Regulatory Authority (FINRA) from 2006 through 2008, and prior to that held a number of key executive positions at FINRA and its predecessor from 1996 through 2006, including Vice Chairman and President of NASD Regulation. She also served as Chairman of the Commodity Futures Trading Commission (CFTC) from 1994 to 1996, and was the only person to serve as Chairman of both the CFTC and the SEC. Ms. Schapiro is also a director of The London Stock Exchange Group plc, which engages in market infrastructure and the capital markets business. Ms. Schapiro was also a director of General Electric Company (GE), a global diversified infrastructure company, from April 2013 until her retirement from that board effective at the time of GE’s April 2018 annual meeting.
Skills and Qualifications of Particular Relevance to CVS Health Ms. Schapiro’s experience in leading the SEC, FINRA and the CFTC makes her extremely well qualified to serve on our Board. Ms. Schapiro’s leadership of the SEC during the turbulent period that followed the 2008 financial crisis, one of the busiest rulemaking periods in the agency’s history, demonstrates her ability to navigate through a difficult and complex regulatory and political environment. The Board believes that her skills fill important needs in the areas of legal and regulatory compliance, finance, risk management, and public policy and government affairs.

Richard J. Swift
Retired Chairman of the Board,
President and Chief Executive
Officer of Foster Wheeler Ltd.
Independent Director
CVS Health Board
Committees Audit (Chair);
Executive
Other Public Boards Ingersoll-
Rand plc, Kaman Corporation,
Hubbell Incorporated, Public
Service Enterprise Group
Incorporated

Age 73 Director since September 2006
Director Qualification Highlights
●Leadership – Former CEO
●Finance
●International Business Operations
●Technology and Innovation
●Risk Management
●Corporate Governance
●Public Company Board Service
Education B.S., U.S. Military Academy at West Point; M.S., Purdue University; M.B.A., Fairleigh Dickinson University
Biography Mr. Swift is the former Chairman of the Board, President and Chief Executive Officer of Foster Wheeler Ltd., an international engineering and construction firm, having served in those positions from April 1994 until his retirement in October 2001. Mr. Swift also served as a member and as Chairman of the Financial Accounting Standards Advisory Council (FASAC) from 2002 until his retirement from FASAC in December 2006. Mr. Swift is also lead director of Ingersoll-Rand plc, a diversified industrial company, and a director of Kaman Corporation, a diversified manufacturer and distributor, Hubbell Incorporated, an electrical and electronic products company, and Public Service Enterprise Group Incorporated, an energy company.
Skills and Qualifications of Particular Relevance to CVS Health The Board greatly values Mr. Swift’s financial expertise, including his experience at FASAC and with various public company boards and audit committees for over 30 years of combined service. Mr. Swift is an audit committee financial expert and his accounting and financial skills are important to the oversight of our financial reporting, enterprise and operational risk management.

14	2018 Proxy Statement

Corporate Governance and Related Matters:	Item 1

William C. Weldon
Retired Chairman of the
Board and Chief Executive Officer of
Johnson & Johnson
Independent Director
CVS Health Board
Committees Management
Planning and Development,
Nominating and Corporate
Governance
Other Public Boards
JPMorgan Chase & Co., Exxon
Mobil Corporation

Age 69 Director since March 2013
Director Qualification Highlights
●Leadership – Former CEO
●Finance
●Health Care/Regulated Industry
●International Business Operations; Consumer Products or Services
●Risk Management
●Corporate Governance
●Public Company Board Service
Education B.S., Quinnipiac University
Biography Mr. Weldon is the former Chairman of the Board and Chief Executive Officer of Johnson & Johnson, a global developer and manufacturer of health care products, having served in those positions from 2002 until his retirement as Chief Executive Officer in April 2012 and his retirement from the board in December 2012. Mr. Weldon previously served in a variety of senior executive positions during his 41-year career with Johnson & Johnson. Mr. Weldon is also a director of JPMorgan Chase & Co., a global financial services company, and Exxon Mobil Corporation, an international oil and gas company. He was formerly a director of The Chubb Corporation, an international insurance company, until it was acquired by ACE Limited in January 2016.
Skills and Qualifications of Particular Relevance to CVS Health Mr. Weldon’s experience in managing a complex global health care company and his deep knowledge of the worldwide health care market across multiple sectors makes him extremely well suited to serve on our Board. His background in international business management and operating in the highly-regulated health care industry is also greatly valued by the Board.

Tony L. White
Retired Chairman of the
Board, President and Chief
Executive Officer of Applied
Biosystems, Inc.
Independent Director
CVS Health Board
Committees Management
Planning and Development;
Patient Safety and Clinical
Quality
Other Public Boards
Ingersoll-Rand plc

Age 71 Director since March 2011
Director Qualification Highlights
●Leadership – Former CEO
●Finance
●Health Care/Regulated Industry
●Technology and Innovation
●Risk Management
●Corporate Governance
●Public Company Board Service
Education B.A., Western Carolina University
Biography Mr. White is the former Chairman of the Board, President and Chief Executive Officer of Applied Biosystems, Inc. (formerly Applera Corporation), a developer, manufacturer and marketer of life science systems and genomic information products, having served in those positions from September 1995 until his retirement in November 2008. Mr. White is also a director of Ingersoll-Rand plc, a diversified industrial company. He was a director of C.R. Bard, Inc. (Bard), a company that designs, manufactures and sells medical, surgical, diagnostic and patient care devices, from 1996 until Bard was acquired by Becton Dickinson and Company in December 2017.
Skills and Qualifications of Particular Relevance to CVS Health Mr. White’s wealth of management experience in the life sciences and health care industries, including over 13 years as Chairman and CEO of an advanced-technology life sciences company and 26 years in various management positions at Baxter International, Inc., a provider of medical products and services, makes him well qualified to serve as a director of CVS Health.

cvshealthannualmeeting.com	15

Corporate Governance and Related Matters:	Item 1

Director Qualification Criteria; Diversity

Recognizing that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Nominating and Corporate Governance Committee has established in its charter guidelines for the identification and evaluation of candidates for membership on the Board. Under its charter, the Committee recommends to the Board criteria for Board membership and recommends individuals for membership on our Board. The criteria used by the Committee in nominating directors are found in the Committee’s charter and provide that candidates should be distinguished individuals who are prominent in their fields or otherwise possess exemplary qualities that will enable them to effectively function as directors. While the Committee does not believe it appropriate to establish any specific minimum qualifications for candidates, it focuses on the following qualities in identifying and evaluating candidates for Board membership:

●	Background, experience and skills

●	Character, reputation and personal integrity

●	Judgment

●	Independence

●	Diversity

●	Commitment to the Company and service on the Board

●	Any other factors that the Committee may determine to be relevant and appropriate

The Committee makes these determinations in the context of the existing composition of the Board so as to achieve an appropriate mix of characteristics. Consistent with this philosophy, the Committee is committed to including in each search qualified candidates who reflect diverse backgrounds, including diversity of gender and race. The Committee also takes into account all applicable legal, regulatory and stock exchange requirements concerning the composition of the Board and its committees. The Committee reviews these guidelines from time to time as appropriate (and in any event at least annually) and modifies them as it deems appropriate.

The Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, diversity, judgment, character, reputation, age, skills, background and experience.

The Committee values diversity, which it broadly views in terms of, among other things, gender, race, background and experience, as a factor in selecting members to serve on the Board. Our nominees reflect that diversity, including in terms of race, gender and ethnic background. In addition, to ensure that it has access to a broad range of qualified, experienced and diverse candidates, the Committee may use the services of an independent search firm to help identify and assist in the evaluation of candidates.

Board Evaluation Process

When considering current directors for re-nomination to the Board, the Committee takes into account the performance of each director, which is part of the Committee’s annual Board evaluation process. That process includes individual interviews of each director by our General Counsel, followed by a report summarizing his findings. The Committee then recommends actions for the Board to consider and adopt as it sees fit.

Board Refreshment; Retirement Age

The Committee and the Board believe that setting a retirement age for CVS Health directors is advisable to facilitate the addition of new directors. Accordingly, our Corporate Governance Guidelines provide that no director who is or would be over the age of 74 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for a specific director in exceptional circumstances. In the event any waiver is provided, the Board will disclose the rationale for its decision.

Majority Voting

As discussed elsewhere in this proxy statement, directors are elected by a majority of the votes cast at the Annual Meeting (assuming that the election is uncontested). Under our by-laws, each nominee who is a current director is required to submit an irrevocable resignation, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in an uncontested election, and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board. The Board, acting on the recommendation of the Committee, will no later than at its first regularly scheduled meeting following certification of the stockholder vote, determine whether to accept the resignation of the unsuccessful incumbent. Absent a determination by the Board that a compelling reason exists for concluding that it is in the best interests of the Company for an unsuccessful incumbent to remain as a director, the Board will accept that person’s resignation. In the event any resignation is not accepted, the Board will disclose the rationale for its determination.

Stockholder Submission of Nominees

The Committee will consider any director candidates proposed by stockholders who submit a written request to our Corporate Secretary (including via our proxy access by-law, described below). All candidates should meet the Director Qualification Criteria, discussed above. The Committee evaluates all director candidates and nominees in the same manner regardless of the source. If a stockholder would like to nominate a person for election or re-election to the Board, he or she must provide notice to the Company as provided in our by-laws and described in this proxy statement. The notice must include a written consent indicating that the candidate is willing to be

16	2018 Proxy Statement

Corporate Governance and Related Matters:	The Board’s Role and Activities in 2017

named in the proxy statement as a nominee and to serve as a director if elected and any other information that the SEC would require to be included in a proxy statement when a stockholder submits a proposal. See “Other Information – Stockholder Proposals and Other Business for Our Annual Meeting in 2019” for additional information related to proposals, including any nominations, for our 2019 Annual Meeting.

Proxy Access

CVS Health has had a proxy access by-law since January 2016. The key terms of its proxy access by-law are:

A stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least 3 years	May nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 2 nominees or 20% of the Board	Provided that the stockholders and the nominees satisfy the requirements specified in the Company’s by-laws

Independence Determinations for Directors

Under our Corporate Governance Guidelines, a substantial majority of our Board must be comprised of directors who meet the director independence requirements set forth in the Corporate Governance Rules of the New York Stock Exchange (NYSE) Listed Company Manual. Under NYSE Rules, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company.

Our Board has adopted categorical standards to assist in making director independence determinations. Any relationship that falls within the following standards or relationships will not, in itself, preclude a determination of independence. These categorical standards are set forth in Annex A to the Company’s Corporate Governance Guidelines, which are available on our website at http://investors.cvshealth.com/corporate-governance/documents or upon request to our Corporate Secretary.

2018 Determinations
The Nominating and Corporate Governance Committee of the Board undertook its annual review of director and nominee independence in March 2018. The Committee recommended and the Board determined that each of Mmes. DeCoudreaux, DeParle, Finucane and Schapiro, and each of Messrs. Bracken, Brown, Dorman, Millon, Swift, Weldon and White, is independent. Mr. Merlo is not an independent director because of his employment as President and CEO of the Company.

The Board’s Role and Activities in 2017

The Board acts as the ultimate decision-making body of the Company and advises and oversees management, which is responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses CVS Health’s long-term strategy and its strategic, competitive and financial performance.

CVS Health’s growth in 2017 was less robust than in recent years. While the Company delivered earnings in line with expectations, those expectations were low, driven primarily by retail prescription losses associated with pharmacy network changes. Despite these headwinds, the Board oversaw the return of approximately $6 billion to our stockholders through a combination of cash dividends and stock repurchases. The Board increased the cash dividend to $0.50 per share per quarter for 2017, and oversaw the continued execution of its $15 billion share repurchase authorization through the early part of the year. CVS Health also implemented a four-point plan to return the Company to healthier levels of earnings growth in the coming years. In December 2017, the Board approved the Company’s agreement to acquire Aetna Inc. (Aetna). The Board expects that the combination with Aetna will remake the consumer health care experience by creating a new platform that puts the consumer at the center of health care delivery, enabling care that is easier to use and less expensive. In March 2018, as part of the financing for the Aetna transaction, the Company issued $40 billion in senior bonds. In order to maintain our investment grade credit ratings, the share repurchase program and stockholder dividend increases were suspended until the Company returns to its targeted adjusted debt-to-adjusted-EBITDA ratio in the low 3x. The Board believes that the four-point plan, as well as the planned acquisition of Aetna, positions CVS Health for improved performance and will better enable us to address some of the challenges of the U.S. health care system.

The Board’s Role in Strategy and Succession Planning

The Board reviews the Company’s financial performance on a regular basis at Board meetings and through periodic updates, with a particular focus on peer and competitive comparisons. The Board also periodically reviews the Company’s long-term strategy, and assesses its strategic, competitive and financial performance, on both an absolute basis and in relation to the performance, practices and policies of its peers and competitors. While the Board receives updates regarding strategic matters throughout the year, one Board

cvshealthannualmeeting.com	17

Corporate Governance and Related Matters:	The Board’s Role and Activities in 2017

meeting per year, typically in September, is focused almost entirely on the Company’s short- and long-term strategic direction. The Board receives reports from management and expert speakers are often engaged. At this meeting the Board provides input and oversight on short-term strategic goals and sets the long-term strategic direction of the Company. It was at the September 2017 meeting that the Board authorized management to move forward with the proposed acquisition of Aetna.

The Board also reviews the Company’s succession planning, including succession planning in the case of the incapacitation, retirement or removal of the CEO. In that regard, the CEO provides an annual report to the Board recommending and evaluating potential successors, along with a review of any development plans recommended for such individuals. The CEO also provides to the Board, on an ongoing basis, his recommendation as to a successor in the event of an unexpected emergency. The Board also reviews succession planning with respect to the Company’s key executive officers, i.e., those who are members of the Business Planning Committee, or BPC.

The Board’s Role in Risk Oversight

The Board’s role in risk oversight involves both the full Board and its Committees, as well as members of management.

Risk Oversight Framework

Board of Directors

●	Focuses on understanding Company-wide risks and ensuring that risk matters are appropriately brought to the Board and/or its Committees for review.

●	Ensures that the Corporate Governance Guidelines and the Board’s leadership structure facilitate the effective oversight of risk and communication with management.
↑
Board Committees

Each of our principal Board Committees is responsible for oversight of risk management practices for categories of risks relevant to their functions.

Audit Committee

Primary committee charged with carrying out risk oversight responsibilities on behalf of the Board, including reviewing financial, operational, compliance, reputational and strategic risks.

Management Planning and Development Committee	Nominating and Corporate Governance Committee	Patient Safety and Clinical Quality Committee

↑
Management

●	Each major business unit is responsible for identifying risks, assessing the likelihood and potential impact of significant risks, and reporting to management’s Executive Risk Steering Committee on actions to monitor, manage and mitigate significant risks.

●	The CFO, Chief Compliance Officer and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board Committees and to the full Board.

●	The Audit Committee is charged with the primary role in carrying out risk oversight responsibilities on behalf of the Board. Pursuant to its charter, the Audit Committee annually reviews our policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and mitigate such exposures. The Audit Committee also reviews CVS Health’s major financial risk exposures as well as major operational, compliance, cybersecurity, reputational and strategic risks, including developing steps to monitor, manage and mitigate those risks.

18	2018 Proxy Statement

Corporate Governance and Related Matters:	The Board’s Role and Activities in 2017

●	Each of our other Board Committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. For example, the Management Planning and Development Committee has oversight responsibility for our overall compensation structure, including review of its compensation practices, with a view to assessing associated risk. See “Compensation Risk Assessment” on page 25 for additional information.

●	As part of CVS Health’s ongoing Enterprise Risk Management process, each of our major business units is responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, prioritizing risks and actions to be taken in mitigation and/or response, and reporting to management’s Executive Risk Steering Committee on actions to monitor, manage and mitigate significant risks.

●	Additionally, the CFO, Chief Compliance Officer and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board Committees and to the full Board. The Board is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by its respective Committees.

The Board considers its role in risk oversight when evaluating our Corporate Governance Guidelines and its leadership structure. Both the Corporate Governance Guidelines and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our independent Chairman and our CEO are focused on CVS Health’s risk management efforts and ensure that risk matters are appropriately brought to the Board and/or its Committees for their review.

The Board’s Role in Corporate Social Responsibility Oversight

The Nominating and Corporate Governance Committee of the Board of Directors, pursuant to its charter, is formally charged with oversight of the Company’s Corporate Social Responsibility (CSR) strategy and performance. The Company’s Senior Vice President of Corporate Social Responsibility and Philanthropy regularly updates the Committee on CSR risks and opportunities, and the Committee provides feedback and direction on the Company’s approach to key issues. The Committee also reviews the annual CSR Report, Prescription for a Better World, prior to its publication. It is available on the Company’s website at https://cvshealth.com/social-responsibility.

Stockholder Outreach

The Company values each of its stockholders and their opinions, and we regularly interact with our stockholders on a variety of matters. In late 2017 and early 2018, at the direction of the Board, the Company engaged in a robust stockholder outreach effort to best understand and address any concerns stockholders might have. Additional details regarding our outreach effort and the actions taken are found on pages 8 and 31 of this proxy statement.

Much of our dialogue with stockholders was focused on compensation-related matters, including the results of our most recent say-on-pay vote. The 61% vote in favor fell short of our expectations, and we received substantive feedback that resulted in changes to our compensation program. In addition to compensation-related matters, a number of corporate governance matters were discussed with our stockholders during the outreach process, including the 2017 stockholder proposal requesting a reduction in the threshold for our stockholders’ right to call special meetings of stockholders, from 25% of our outstanding stock to 15%, which received a majority of votes in favor of the proposal. After careful consideration, the Board is recommending that our stockholders approve an amendment to the Company’s Certificate of Incorporation and, following stockholder approval, will amend the Company’s By-laws to fully effectuate the requested change.

We believe that taking the responsive actions summarized above will continue to strengthen our relationships with our stockholders and provide positive improvements in the areas identified.

Contact With the Board, the Chairman and Other Independent Directors

Stockholders and other parties interested in communicating directly with the Board, the independent Chairman of the Board or with the independent directors as a group may do so by writing to them care of CVS Health Corporation, One CVS Drive, MC 1160, Woonsocket, RI 02895. The Nominating and Corporate Governance Committee has approved a process for handling letters received by the Company and addressed to the Board, the independent Chairman of the Board or to independent members of the Board. Under that process, our Corporate Secretary reviews all such correspondence and regularly forwards to the Board copies of all correspondence that, in her opinion, deals with the functions of the Board or its Committees or that she otherwise determines requires their attention.

cvshealthannualmeeting.com	19

Corporate Governance and Related Matters:	Board Structure and Processes

Code of Conduct

CVS Health has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our CEO, CFO and Chief Accounting Officer. Our Code of Conduct is available on our website at http://investors.cvshealth.com and will be provided to stockholders without charge upon request to our Corporate Secretary. We intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our executive officers or directors) at that location on our website within the timeframe required by SEC rules.

Related Person Transaction Policy

In accordance with SEC rules, the Board has adopted a written Related Person Transaction Policy. The Audit Committee has been designated as the Committee responsible for reviewing, approving or ratifying any related person transactions under the Policy. The Audit Committee reviews the Policy on an annual basis and will amend the Policy as it deems appropriate.

Pursuant to the Policy, all executive officers, directors and director nominees are required to notify our General Counsel or Corporate Secretary of any financial transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, involving the Company in which an executive officer, director, director nominee, five percent beneficial owner or any immediate family member of such a person has a direct or indirect material interest.

The General Counsel or the Corporate Secretary presents any reported new related person transactions, and proposed transactions involving related persons that might be deemed to be related person transactions, to the Audit Committee at its next regular meeting, or earlier if appropriate. The General Counsel or Corporate Secretary provides the Audit Committee with an analysis and recommendation regarding each reported transaction. The Committee reviews these transactions, including the analysis and recommendation. The Audit Committee may conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction, and thus that no further review is required under the Policy. If after its review, the Audit Committee determines not to approve or ratify a related person transaction, the transaction will not be entered into or continued, as the Audit Committee shall direct. The Audit Committee may ratify or approve a related person transaction if, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

The Audit Committee reviewed certain transactions reported under the Policy and determined that no transactions constituted reportable related person transactions under the Policy.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on our investor relations website at http://investors.cvshealth.com/corporate-governance/documents and are also available to stockholders at no charge upon request to our Corporate Secretary. These Guidelines meet the listing standards adopted by the NYSE, on which our common stock is listed.

Board Structure and Processes

The Board’s Leadership Structure

David W. Dorman is our independent Chair of the Board. The independent Chair presides at all meetings of the Board, and works with our CEO to set Board meeting agendas and the schedule of Board meetings. In addition, the independent Chair has the following duties and responsibilities:

●	the authority to call, and to lead, independent director sessions;
●	the ability to retain independent legal, accounting or other advisors in connection with these sessions;
●	the responsibility to facilitate communication and serve as a liaison between the CEO and the other independent directors; and
●	the duty to advise the CEO of the informational needs of the Board.

The Board believes that Board independence and oversight of management will be maintained effectively through the independent Chair, the Board’s composition and its Committee system.

20	2018 Proxy Statement

Corporate Governance and Related Matters:	Committees of the Board

Committees of the Board

In 2017, the Board utilized five standing committees. The table below provides membership and meeting information for each of the committees during 2017. For further details regarding current committee membership and activities see pages 22-27.

Name	Audit Committee	Management Planning and Development Committee	Nominating and Corporate Governance Committee	Patient Safety and Clinical Quality Committee	Executive Committee
Richard M. Bracken			●	C	● †
C. David Brown II		C	●		●
Alecia A. DeCoudreaux	●			●
Nancy-Ann M. DeParle	●			●
David W. Dorman		●	C		●
Anne M. Finucane		●	●
Larry J. Merlo					●
Jean-Pierre Millon	● *			●
Mary L. Schapiro	● *
Richard J. Swift	C *				●
William C. Weldon		●	●
Tony L. White		●		●
2017 Meetings	9	6	4	4	0

C	Committee Chair
*	Audit Committee Financial Expert
†	Mr. Bracken joined the Executive Committee in January 2018

cvshealthannualmeeting.com	21

Corporate Governance and Related Matters:	Committees of the Board

Audit Committee
Each member of the Audit Committee is financially literate and independent of the Company and management under the standards set forth in applicable SEC rules and the Corporate Governance Rules of the NYSE. The Board designated each of Messrs. Swift and Millon and Ms. Schapiro as an audit committee financial expert, as defined under applicable SEC rules. The Board has approved a charter for the Committee, which can be viewed on our website at http://investors.cvshealth.com and also is available to stockholders without charge upon request to our Corporate Secretary.
Current Committee Members (independent) 1 Mary Schapiro* 2 Alecia DeCoudreaux 3 Richard Swift (Chair)* 4 Nancy-Ann DeParle 5 Jean-Pierre Millon* * Audit Committee Financial Expert Meetings in 2017: 9

Primary Responsibilities

Pursuant to its charter, the Committee assists the Board in its oversight of:

●	the integrity of our financial statements;
●	the qualifications, independence and performance of our independent registered public accounting firm, for whose appointment the Committee bears principal responsibility;
●	the performance of our internal audit function;
●

our policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial and cybersecurity risk exposures and the steps that have been taken to monitor and control such exposures;

●	compliance with, and approval of, our Code of Conduct;
●	the review of our information governance framework, including its privacy and information security programs, as well as the cybersecurity aspects of the information security program;
●	the review of our business continuity and disaster recovery program;
●	the review of our environmental, health and safety program;
●	the review and ratification of any related person transactions in accordance with our policy on such matters; and
●	our compliance with legal and regulatory requirements, including the review and oversight of matters related to compliance with Federal health care program requirements.

Audit Committee Activities in 2017

The Audit Committee met nine times in 2017 and each member of the Committee attended all of its meetings while he or she was a member. Four of the Committee’s meetings were focused primarily on our quarterly financial reports, including our Form 10-K, Forms 10-Q and our related earnings releases. At each of these meetings the Committee reviewed the documents in depth with our CFO and our Chief Accounting Officer, as well as our Chief Compliance Officer (CCO), Chief Audit Executive, General Counsel and other key members of management. The Committee also received reports from our internal audit department and our independent outside audit firm, Ernst & Young. The Committee regularly meets with Ernst & Young outside the presence of management, and also meets individually with members of management, including the CCO, the chief compliance officer for Omnicare and the Chief Audit Executive. In addition to its responsibilities related to our financial statements, the Committee plays a primary role in risk oversight, including reviews of our enterprise risk management program, cybersecurity efforts, business continuity and disaster recovery program, privacy programs, and environmental, health and safety program. The Committee also reviews our legal and regulatory compliance program on a quarterly basis, including oversight of the Company’s compliance with its Corporate Integrity Agreements, or CIAs. During 2017, the Committee provided the required annual certification of compliance with the Company’s 2014 CIA related to PBM operations, and also provided oversight of the 2016 CIA related to CVS Health’s institutional pharmacy services (long-term care) operations. The Committee provided the report found on page 29 of this proxy statement, recommending the inclusion of the Company’s audited financial statements in its Form 10-K.

22	2018 Proxy Statement

Corporate Governance and Related Matters:	Committees of the Board

Nominating and Corporate Governance Committee
Each member of the Nominating and Corporate Governance Committee is independent of the Company and management under the standards set forth in the Corporate Governance Rules of the NYSE. The Board has approved a charter for the Committee, which can be viewed on our website at http://investors.cvshealth.com and also is available to stockholders without charge upon request to our Corporate Secretary.
Current Committee Members (independent) 1 William Weldon 2 Anne Finucane 3 David Dorman (Chair) 4 Richard Bracken 5 David Brown Meetings in 2017: 4

Primary Responsibilities

Pursuant to its charter, the Committee has responsibility for:

●	identifying individuals qualified to become Board members consistent with criteria approved by the Board;
●

recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly-created directorships that may occur between such meetings;

●	recommending directors for appointment to Board Committees;
●	making recommendations to the Board as to determinations of director independence;
●	evaluating Board and Committee performance;
●	considering matters of corporate governance and reviewing, at least annually, our Corporate Governance Guidelines and overseeing compliance with such Guidelines; and
●

reviewing and considering our policies and practices on issues relating to corporate social responsibility, charitable contributions, political spending practices and other significant public policy issues.

Nominating and Corporate Governance Committee Activities in 2017

The Nominating and Corporate Governance Committee met four times in 2017 and, except for one absence for one member of the Committee due to an unavoidable conflict, each member of the Committee attended all of its meetings. Throughout the year the Committee evaluated – and continues to evaluate – potential candidates for future election to the Board. In addition, the Committee reviewed the Company’s political activities and expenditures in depth during two of its meetings, and reviewed the Company’s corporate social responsibility roadmap, Prescription for a Better World, as well as the corporate social responsibility report itself. The Committee oversaw a review of all of the Company’s principal governance documents in 2017, including its Certificate of Incorporation, By-laws, Corporate Governance Guidelines, and all Committee Charters, and recommended changes to each to simplify and harmonize the documents, as well as to adopt certain leading practices. The Committee also oversaw the evaluation process for the Board and its Committees in 2017, which consisted of an in-depth interview of each director by the Company’s General Counsel. At the completion of the interview process, the General Counsel reviewed the results with the Committee and the Board, and a number of enhancements to the Board and Committee meeting process resulted. In addition, the Committee received updates regarding legal and regulatory developments related to corporate governance, as well as updates on the proxy season and stockholder communications.

cvshealthannualmeeting.com	23

Corporate Governance and Related Matters:	Committees of the Board

Management Planning and Development Committee

Each member of the Management Planning and Development Committee is independent of the Company and management under the standards set forth in applicable SEC rules and the Corporate Governance Rules of the NYSE. No Committee member participates in any of our employee compensation programs and none is a current or former officer or employee of CVS Health or its subsidiaries. At its meetings, non-members, such as the CEO, the CFO, the Chief Accounting Officer; the Chief Human Resources Officer, the General Counsel, other senior human resources and legal officers, or external consultants, may be invited to provide information, respond to questions and provide general staff support. However, no CVS Health executive officer is permitted to be present during any discussion of his or her compensation or performance, and the Committee regularly exercises its prerogative to meet in executive session without management.

The Committee’s responsibilities are specified in its charter. The charter, as approved by the Board, may be viewed on our website at http://investors.cvshealth.com and also is available to stockholders without charge upon request to our Corporate Secretary.

Current Committee Members (independent) 1 William Weldon 2 Tony White 3 David Brown (Chair) 4 Anne Finucane 5 David Dorman Meetings in 2017: 6

Primary Responsibilities

Pursuant to its charter, the Committee:

●	oversees our compensation and benefits policies and programs generally;
●	evaluates the performance of designated senior executives, including the CEO;
●	in consultation with our other independent directors, oversees and sets compensation for the CEO;
●	oversees and sets compensation for our designated senior executives;
●	reviews and recommends to the Board compensation (including cash and equity-based compensation) for our non-employee directors; and
●	prepares and recommends to the full Board the inclusion of the Report of the Compensation Committee that is found on page 33 of this proxy statement.

The Committee may delegate its authority relating to employees other than executive officers and directors as it deems appropriate and may also delegate its authority relating to ministerial matters.

Management Planning and Development Committee Activities in 2017

The Management Planning and Development Committee met six times in 2017 and, except for one absence due to an unavoidable conflict, each member of the Committee attended all of its meetings. In addition to reviewing the independence of its advisor as described below, the Committee devoted substantial time to its oversight of the Company’s compensation and benefit programs as part of its annual governance process. This review is aimed at ensuring that the Company is providing its employees with compensation and benefit programs that are appropriate. The Committee received updates on compensation trends and legislative and regulatory developments. The Committee also reviewed the Company’s compensation programs, retirement, health and welfare plans applicable to all full-time employees. In addition, the Committee devoted considerable time to CVS Health’s stockholder outreach efforts and the feedback received from investors. The Committee’s review of executive compensation matters and its decisions, including changes made in response to input from our stockholders, is discussed in the Compensation Discussion and Analysis beginning on page 34 of this proxy statement.

24	2018 Proxy Statement

Corporate Governance and Related Matters:	Committees of the Board

Compensation Risk Assessment

The Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. In 2017, the Company performed a comprehensive risk assessment of its compensation policies and practices to ascertain any potential material risks that may be created by the programs. Included in its assessment were all major components of the Company’s compensation programs, including: the mix between annual and long-term compensation; short-term incentive program design; long-term incentive program performance measures; incentive plan performance criteria and corresponding objectives; a comparison of the Company’s programs with those of its peer group; the Company’s severance and change-incontrol policies; its recoupment policy; its share retention requirements and ownership guidelines; and the Internal Audit Department’s review of the controls regarding the Company’s long-term incentive program. The Committee considered the findings of the assessment and concluded that the Company’s compensation programs are aligned with the interests of its stockholders, appropriately reward pay for performance, and do not promote excessive risk-taking.

Independent Consultant

Exequity LLP is the Committee’s independent compensation consultant. Exequity provides no other services to the Company. Exequity’s fees for executive compensation consulting to the Committee for 2017 were $246,154. During 2017, Exequity:

●	Collected, organized and presented quantitative competitive market data for a relevant competitive peer group with respect to executive officers’ target, annual and long-term compensation levels;

●	Developed and delivered an annual Committee briefing on legislative and regulatory developments and trends in executive compensation and their implications for CVS Health;

●	Provided guidance, including relevant competitive market data, in support of discussions related to the design of our 2018 long-term incentive program; and

●	Analyzed market data and provided recommendations for non-employee director compensation to the Committee for approval by the Board.

The Committee believes that the advice it receives from Exequity is objective and not influenced by any other business relationship. The Committee and Exequity have policies and procedures in place to preserve the objectivity and integrity of the executive compensation consulting advice, including:

●	The Committee has the sole authority to retain and terminate the executive compensation consultant;

●	The consultant reports to the Committee Chair and has direct access to the Committee without management involvement;

●	While it is necessary for the consultant to interact with management to gather information, the Committee determines if and how the consultant’s advice can be shared with management; and

●	The Committee regularly meets with the consultant in executive session, without management present, to discuss recommendations.

The Committee conducts an annual review of the independence of its compensation consultant, taking into account the standards above, the items required to be considered under the NYSE listing standards and applicable rules and regulations. The Committee determined that its compensation consultant is independent and that its consultant’s work does not raise any conflicts.

cvshealthannualmeeting.com	25

Corporate Governance and Related Matters:	Committees of the Board

Patient Safety and Clinical Quality Committee

Each member of the Patient Safety and Clinical Quality Committee is independent of the Company and management under the standards set forth in applicable SEC rules and the Corporate Governance Rules of the NYSE. The Board has approved a charter for the Committee, which can be viewed on our website at http://investors.cvshealth.com and also is available to stockholders without charge upon request to our Corporate Secretary.

In light of the Company’s expanded offerings throughout the spectrum of health care, this Committee was formed in March 2016. Its focus is on oversight of the Company’s medical- and pharmacy-related strategies and initiatives, matters relating to the advancement of quality of pharmacy and medical care, patient safety and patient experience, and the enhancement of access to cost-effective quality health care.

2017 Committee Members (all independent) 1 Tony White 2 Alecia DeCoudreaux 3 Richard Bracken (Chair) 4 Nancy-Ann DeParle 5 Jean-Pierre Million
Meetings in 2017: 4

Primary Responsibilities

Pursuant to its charter, the Committee:

●

reviews significant medical and pharmacy related strategies and initiatives of the Company, and matters concerning efforts to (1) advance the quality of pharmacy and medical care, patient safety and experience, and (2) enhance access to cost-effective quality health care;

●

reviews matters and receives reports concerning the quality performance of the Company’s (1) pharmacy and medical care, such as (a) dispensing, compounding, and infusion services and (b) nursing and medical clinic operations; (2) patient safety and experience; (3) the management of health care claims against the enterprise; and (4) regulatory activity related to pharmacy and health care;

●

takes such other actions and performs such services as may be referred to it from time to time by the Board, including the conduct of special reviews as it may deem necessary or appropriate to fulfill its responsibilities.

Patient Safety and Clinical Quality Committee Activities in 2017

The Patient Safety and Clinical Quality Committee met four times in 2017 and each member of the Committee attended all of its meetings. The Committee’s meetings focused on a wide variety of matters related to the Company’s provision of health care services across the enterprise, including retail, mail, specialty, specialty mail and long-term care pharmacy, retail clinic services provided by MinuteClinic, and drug compounding and infusion activities conducted by Coram and across the enterprise. The Committee received reports regarding regulatory activity by boards of pharmacy and nursing related to the Company. The Committee reviewed various issues related to patient safety, such as the Company’s efforts to address the opioid crisis. The Committee received updates on health care-related claims against the Company, as well as steps being taken to minimize and mitigate those claims. The Committee also provided oversight in the development and enhancement of a number of scorecards in various lines of business, and other efforts to measure and improve patient safety and clinical effectiveness.

26	2018 Proxy Statement

Corporate Governance and Related Matters:	Board Meetings and Attendance

Executive Committee

At all times when the Board is not in session, the Executive Committee may exercise most of the powers of the Board, as permitted by applicable law.

The Executive Committee did not meet during 2017.

Mr. Bracken, Chair of the Patient Safety and Clinical Quality Committee, was added to the Executive Committee in January 2018.

2017/18 Committee Members 1 Richard Bracken 2 Larry Merlo 3 David Dorman 4 David Brown 5 Richard Swift Meetings in 2017: None

Board Meetings and Attendance

During 2017, there were twelve meetings of the Board. Directors are expected to make every effort to attend the Annual Meeting, all Board meetings and the meetings of the Committees on which they serve. All of our directors at the time of our 2017 Annual Meeting of Stockholders attended that Annual Meeting. In 2017, all directors attended more than 75% of the meetings of the Board and the Committees of which he or she was a member, with attendance averaging over 97%.

One Board meeting was our annual meeting of independent directors. The independent directors also regularly hold executive sessions during regularly scheduled Board meetings in which our management does not participate.

Non-Employee Director Compensation

CVS Health’s approach to compensating non-employee directors for Board service is to provide directors with an annual retainer comprised of a mandatory 75% paid in shares of our common stock and 25% paid in cash (or up to 100% stock at the director’s election). The payment of a significant portion of the annual retainer, and additional retainers as outlined below, in our common stock is consistent with our policy of using equity compensation to better align directors’ interests with stockholders. This also enhances the directors’ ability to meet and continue to comply with our stock ownership guidelines described below.

For the 2017-2018 Board year, the total annual retainer for non-employee directors remained $280,000, consisting of shares of our stock valued at $210,000 (the mandatory annual stock retainer) and a cash payment of $70,000 (unless the director elected to receive up to 100% of the annual retainer in shares of our common stock).

Additional retainers were paid to the Chairs of the Committees and the Board as follows: Nominating and Corporate Governance, $15,000; Patient Safety and Clinical Quality, $15,000; Management Planning and Development, $20,000; Audit, $25,000; and Independent Chairman of the Board, $275,000.

At least 75% of each additional retainer must be paid in shares of our common stock, with the remaining 25% paid in cash, unless the director elects to be paid an additional percentage in shares. Each retainer was paid in two equal installments, in May and November of 2017. Directors may elect to defer receipt of shares; deferred shares are credited with dividend equivalents to the extent dividends are paid to stockholders. There are no meeting fees.

cvshealthannualmeeting.com	27

Corporate Governance and Related Matters:	Non-Employee Director Compensation

Non-Employee Director Retainer Mix

All Other Compensation and Benefits

Directors are eligible to participate in the employee discount program and are subject to the same terms of the program as our employees. Directors are generally reimbursed for business expenses incurred directly in connection with their roles and duties on the Board, such as services provided by an executive assistant, travel, meals and lodging. We allow all directors to enroll themselves and their eligible dependents in our prescription drug benefit program, paying the same premium rates as employees. If a director retires from the Board with at least five years of service, we will allow continued participation in the prescription drug benefit plan for life, but the director must bear the full cost of the premium after retirement.

The following table shows amounts paid to each of our non-employee directors in 2017.

Non-Employee Director Compensation – 2017

Name	Fees Earned and Paid in Cash [1] ($)	Cash Fees Elected to be Paid in Stock [2] ($)	Stock Awards [2] ($)	All Other Compensation [3] ($)	Total ($)
Richard M. Bracken	70,190	3,560	221,250	510	295,510
C. David Brown II	—	75,000	225,000	1,962	301,962
Alecia A. DeCoudreaux	—	70,000	210,000	788	280,788
Nancy-Ann M. DeParle	70,087	—	209,913	—	280,000
David W. Dorman	163	142,459	427,378	—	570,000
Anne M. Finucane	70,000	—	210,000	—	280,000
Jean-Pierre Millon	70,087	—	209,913	1,962	281,962
Mary L. Schapiro		70,000	210,000		280,000
Richard J. Swift	76,250	—	228,750	1,962	306,962
William C. Weldon	—	70,000	210,000	—	280,000
Tony L. White	70,087	—	209,913	1,962	281,962
[1]	The amounts shown include cash payments made in lieu of fractional shares to Ms. DeParle and Messrs. Bracken, Dorman, Millon and White.
[2]

These awards are fully vested at grant and the amounts shown represent both the fair market value and the full fair value at grant. During 2017, each director received 2,819 shares of stock with a total value of approximately $210,000 (the mandatory annual stock retainer) on the date of grant; each director electing to receive the remaining annual retainer in stock also received 939 shares valued at $70,000 on the date of grant. Two directors also elected to receive their additional chair retainers in stock in lieu of cash. As of December 31, 2017, our directors had deferred receipt of shares of common stock as follows: Mr. Brown, 53,262; Ms. DeCoudreaux, 10,363; Ms. DeParle, 3,370; Mr. Dorman, 16,560; Ms. Finucane, 5,586; Mr. Swift, 57,420, and Mr. Weldon, 17,031.

[3]	Represents Company contributions for director health and prescription benefits.

28	2018 Proxy Statement

Audit Committee Matters

Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Company’s Board of Directors has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2018, and recommended to our full Board that it approve that appointment. We are submitting the appointment by the Committee to you for your ratification.

The Board of Directors unanimously recommends a vote ✓ FOR  this proposal.

Audit Committee Report

During 2017, the Committee was composed of either four or five independent directors, with Ms. Schapiro joining the Committee after her election to the Board in May 2017. Set forth below is the report of the Committee on its activities with respect to CVS Health’s audited financial statements for the fiscal year ended December 31, 2017 (audited financial statements).

●	The Committee has reviewed and discussed the audited financial statements with management;

●	The Committee has discussed with Ernst & Young, CVS Health’s independent registered public accounting firm, the matters required to be discussed under applicable auditing standards;

●	The Committee has received the written disclosures and the letter from Ernst & Young pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young its independence from the Company; and

●

Based on the review and discussions referred to above and relying thereon, the Committee recommended to the Board of Directors that the audited financial statements be included in CVS Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Richard J. Swift, Chair	Alecia A. DeCoudreaux	Nancy-Ann M. DeParle	Jean-Pierre Millon	Mary L. Schapiro

Independent Accounting Firm Independence and Fee Approval Policy

The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Committee has retained Ernst & Young as CVS Health’s external audit firm since September 2007. In order to assure continuing external auditor independence, the Committee periodically considers whether there should be a rotation of the audit firm. Further, in conjunction with the mandated rotation of the external audit firm’s lead engagement partner, the Committee and its chair are directly involved in the selection of Ernst & Young’s new lead engagement partner. Based on its most recent evaluation of Ernst & Young, the members of the Committee believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Among the factors considered by the Committee in reaching this recommendation are the following: the quality of Ernst & Young’s staff, work and quality control; its capability and technical expertise, given the complexity of the Company’s business; its independence from the Company; the quality and candor of its communications with the Company and the Committee; and the benefits of its tenure as auditors, including enhanced audit quality and competitive fees.

All audit services, audit-related services and tax services were pre-approved by the Committee, and the Committee is ultimately responsible for audit fee negotiations associated with the retention of Ernst & Young. The Committee has considered whether Ernst & Young’s provision of services is compatible with

cvshealthannualmeeting.com	29

Audit Committee Matters:	Item 2

maintaining Ernst & Young’s independence. The Committee’s audit approval policy provides for pre-approval of audit, audit-related and tax services that are specifically described on an annual basis to the Committee and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, so long as such pre-approvals are reported to the full Committee at its next scheduled meeting.

Representatives of Ernst & Young will be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire.

If you do not ratify the appointment of Ernst & Young, the Committee will reconsider its appointment, although in the event of reconsideration the Committee may determine that Ernst & Young should continue in its role. Even if you do ratify the appointment, the Committee retains its discretion to reconsider its appointment if it believes that reconsideration is necessary in the best interest of the Company and the stockholders.

Fees of Independent Accounting Firm

The following table summarizes the fees paid to Ernst & Young for services rendered during fiscal 2017 and 2016.

	Fiscal Year Ended 12/31/17	Fiscal Year Ended 12/31/16
Audit Fees [1]	$10,530,000	$10,360,000
Audit Related Fees [2]	$1,318,736	$624,008
Tax Fees [3]	$1,420,837	$2,985,026
All Other Fees	—	—
[1]	Represents the aggregate fees and expenses billed for the audit of our consolidated financial statements and the audit of our internal control over financial reporting for the fiscal year, the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of our insurance captives, services provided in connection with statutory and regulatory filings for the fiscal year, and consultations on technical matters.
[2]	Represents the aggregate fees billed for audit and other services that are typically performed by auditors, including audits of our employee benefit plans, compliance reporting, non-financial metric reporting and certain agreed upon procedures.
[3]	Includes $170,000 and $272,450 for the years ended December 31, 2017 and 2016, respectively, related to tax compliance and preparation services.

30	2018 Proxy Statement

Executive Compensation and Related Matters

Item 3: Say on Pay, a Proposal to Approve, on An Advisory Basis, the Company’s Executive Compensation

Background

We are asking our stockholders to approve, on an advisory basis, the compensation paid to our named executive officers, as described in the Compensation Discussion and Analysis (CD&A) and the Executive Compensation section of this proxy statement. Although the advisory vote is not binding upon the Company, the Management Planning and Development Committee (referred to in this Item 3 as the Committee), which is responsible for designing and administering our executive compensation program, values our stockholders’ opinions and will continue to consider the outcome of the vote in its ongoing evaluation of our executive compensation program.

At CVS Health, our executive compensation philosophy and practice reflect our unwavering commitment to paying for performance – both short- and long-term. We define performance as the achievement of results against challenging internal financial targets that take into account our results relative to that of our peer companies, as well as industry and market conditions. We believe that our multi-faceted executive compensation plans, with their integrated focus on short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

Our 2017 Vote; Stockholder Outreach

Following our 2017 Annual Meeting of Stockholders, the Committee reviewed the results of the stockholder advisory vote on executive compensation that was held at the meeting with respect to the 2016 compensation actions and decisions for the named executive officers. Approximately 61% of votes were cast in favor of the proposal; this was lower than the support received in 2016 (80% in favor). During the fall of 2017 and early winter of 2018, we contacted our 50 largest stockholders, holders of more than 50% of our common stock, to get their views on our program. We conducted meetings with investors holding nearly 25% of our common stock and both of the leading proxy advisory firms. Committee Chair David Brown and Board Chair (and Committee Member) David Dorman participated directly in a number of these meetings. Given the lower level of support in 2017, it was clear that our stockholders were not fully supportive of all aspects of our pay program. After careful consideration of stockholder feedback, the Committee implemented several changes to our plan design aimed principally at enhancing the performance-based nature of the program and increasing overall transparency, including:

●

denominating long-term incentive plan awards in stock, i.e., performance share units, or PSUs, rather than denominating them in cash and settling them in stock, which simplifies the reporting of the awards and further aligns the program to our stockholders;

●

enhancing the performance mix of long-term incentives, by replacing time-based restricted stock units with PSUs, and implementing a two-year post-vest holding period for shares delivered under PSUs; and

●

revising the comparator group for measuring relative total shareholder return (TSR) under our Long-Term Incentive Plan (LTIP) from the full S&P 500 to an index of approximately 100 companies that more closely reflects our business.

We are also enhancing the disclosure and providing more insight into the Committee’s evaluation of each executive’s individual goals and performance under the annual incentive plan.

Our 2017 Performance and Pay Actions

In 2017, while the Company’s performance generally was in line with our expectations, growth was less robust than levels to which we have been accustomed. Expectations for 2017 were lower than in recent years, driven primarily by the loss of retail pharmacy prescriptions associated with pharmacy network changes. As a result, net revenues grew just 4% and adjusted earnings per share increased by 1%. We returned more than $6 billion to stockholders through dividends and share buybacks, but suspended both dividend increases and the buyback program in the second half of 2017, in connection with our planned acquisition of Aetna.

The value of our named executive officers’ compensation is significantly influenced by the value of our stock. Approximately 70% of target total compensation is provided through stock-based pay (stock options, stock units and the performance-based LTIP). As a result of our long vesting periods and the two-year holding requirement for net shares issued under the LTIP, the members of our executive team, like our stockholders, have been affected by the decrease in stock price and only ultimately achieve the full value of their equity compensation by creating long-term stockholder value.

cvshealthannualmeeting.com	31

Executive Compensation and Related Matters:	Item 3

Conclusion; Resolution

We urge stockholders to read the letter from the Committee found on page 33 and the CD&A beginning on page 34 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives appearing on pages 54 through 63, which provide detailed information on the compensation of our named executive officers. The Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to CVS Health’s long-term success.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the CVS Health executive officers named in the Summary Compensation Table, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

The Board of Directors unanimously recommends a vote ✓ FOR  this proposal.

32	2018 Proxy Statement

Dear CVS Health Corporation Stockholder,

As the members of the Board’s Management Planning and Development Committee (the “Committee”), we are responsible for and highly focused on overseeing the design and implementation of competitive compensation programs that align to the interests of stockholders and demonstrate strong pay-for-performance.

Though the Company made progress on its four-point plan to return to healthy growth, the performance of our stock price was negatively impacted by headwinds that affected not just CVS Health but our industry as a whole. The industry headwinds include the possible entrance of a large retail company into the pharmacy space looking to create disruption, as well as the debate surrounding drug pricing with the potential for legislative change. Headwinds unique to CVS Health include the risks regarding the pending acquisition of Aetna, both regulatory and operational, as well as changes in the Company’s capital allocation strategy due to the acquisition. All of these factors and the result of our say on pay vote were taken into consideration as we implemented this year’s compensation program.

Last year, our say-on-pay proposal received 61% support, a clear signal by our stockholders that they were not fully supportive of all aspects of our pay program. Following the vote, the Committee conducted a thorough review of the compensation program. Committed to demonstrating responsiveness and in an effort to effectively modify the program, the Committee identified a number of potential changes it believed stockholders would find favorable, while continuing to support our compensation key principles, and embarked on a significant engagement outreach effort to seek stockholder feedback prior to implementing.

Our Committee Chair, David Brown, as well as our Independent Board Chair and Committee member David Dorman, played a meaningful role in conversations with stockholders, assisted by our legal, human resources and investor relations staff. The scope of our engagement and details on the feedback we received are outlined in the CD&A that follows. The Committee spent time discussing this feedback, which it found to be substantive and thoughtful. In response, the Committee made a number of changes in an effort to simplify, enhance the performance-based nature of the program and increase overall transparency.

The most substantive changes involve our long-term pay mix and annual incentive plan construct, where we received the most feedback. These changes are summarized below, and a comprehensive list of all changes can be found on page 44 of our CD&A.

●	Denominate Long-Term Incentive Plan in Stock – Beginning with the 2018-2020 performance cycle, LTIP awards will be granted as performance share units (PSUs) rather than denominated in cash and settled in stock, which simplifies the reporting and further aligns the program to our stockholders
●	Enhance Performance Mix of Long-Term Incentives – We are replacing time-based RSUs with PSUs; beginning with 2018 grants, PSUs will represent 75% of our CEO’s target annual long-term award (which include the LTIP described above) and will be subject to a two-year holding period
●

Improve Annual Incentive Plan Design – Our annual bonus will continue to be subject to the achievement of pre-established financial and non-financial metrics; the Committee will also enhance its disclosure and provide greater insight into the evaluation of each executive’s individual performance and our annual bonus decisions

We are proud of the effort our Committee undertook this year and the changes made in response. We hope that stockholders see these changes as positive progress and recognition that their views and perspectives are greatly valued. We believe that our compensation programs drive the right behaviors for our executives, which in turn benefits our stockholders by driving our business strategies and goals. We look forward to ongoing dialogue with our stockholders and to continuing to work collaboratively.

David W. Dorman	Tony L. White	C. David Brown II (Chair)	Anne M. Finucane	William C. Weldon

Report of the Compensation Committee

We met with management to review and discuss the Compensation Discussion and Analysis (CD&A). Based on that review and discussion, we recommended to the Board that the CD&A be included in this proxy statement.

cvshealthannualmeeting.com	33

Report of the Compensation Committee:	Compensation Discussion and Analysis

Compensation Discussion and Analysis

The CD&A explains how our executive compensation programs are designed and operate with respect to our named executive officers, who for 2017 are:

Larry J. Merlo	President and Chief Executive Officer
David M. Denton	EVP and Chief Financial Officer
Helena B. Foulkes	Former EVP and President – CVS Pharmacy – Ms. Foulkes resigned in February 2018
Jonathan C. Roberts	EVP and Chief Operating Officer
Thomas M. Moriarty	EVP, Chief Policy and External Affairs Officer, and General Counsel

The CD&A is organized into the following sections:

●Summary	page 34
●Business and Performance Highlights	page 38
●Detailed Program Discussion	page 39

Summary

Our Compensation Core Principles

Five core principles drive our executive compensation philosophy:

I.	Support, Communicate and Drive Achievement of our business strategies and goals
II.	Attract and Retain the highest-caliber executive officers by providing compensation opportunities comparable to those offered by other companies with which we compete for business and talent
III.	Motivate High Performance from executive officers in an incentive-driven culture by delivering greater rewards for superior performance and reduced awards for underperformance
IV.	Align Interest of our executive officers and our stockholders, and foster an equity ownership environment
V.	Reward Achievement of short-term results as well as long-term stockholder value creation

Management and the Committee believe these principles motivate our executive officers to take personal responsibility for the performance of the business and deliver long-term stockholder value, consistent with CVS Health’s values of Innovation, Collaboration, Caring, Integrity and Accountability.

Our compensation programs:

●	Are tailored to our short- and long-term business strategies and drive performance,
●	Reflect the rapidly changing health care landscape,
●	Drive sustainable performance in an era where human, social, natural, and intellectual capital are joining financial and operating capital as performance drivers, and
●	Operate within strong governance parameters.

Stockholder Outreach and Consideration of 2017 “Say On Pay” Vote

Following our 2017 Annual Meeting of Stockholders, the Management Planning and Development Committee reviewed the results of the stockholder advisory vote on executive compensation. Approximately 61% of votes were cast in favor of the proposal, which was a decline from 80% in 2016.

Management and the Board conducted extensive outreach with our stockholders leading up to and following our 2017 Annual Meeting to better understand their perspectives on our compensation program, particularly for those who voted against our say-on-pay proposal. In total, we reached out to stockholders representing over 50% of our outstanding shares and had conversations with holders of nearly 25% of our outstanding shares. In some instances we met with the same stockholder more than once; however, each stockholder is reflected in the engagement figures only once. A number of stockholders declined our invitation to meet, including stockholders representing 13.2% of outstanding shares that responded indicating a meeting was unnecessary. We also engaged with the two leading proxy advisory firms.

34	2018 Proxy Statement

Report of the Compensation Committee:	Compensation Discussion and Analysis

The Chair of the Committee, David Brown, or our Independent Board Chair, David Dorman, who is also a member of the Committee, participated in many of these meetings with stockholders and with both proxy advisory firms, and feedback received was shared and discussed with the full Board.

During our outreach, we discussed several potential changes to the compensation program that the Committee was considering following our 2017 Annual Meeting.

Enhancements to Executive Compensation Program

As a result of investor feedback, the Committee approved several changes to our compensation program in an effort to simplify, enhance the performance-based nature of the program and increase overall transparency. This follows a number of enhancements made to the program following stockholder feedback in prior years.

2018 Enhancements To Executive Compensation Program
Denominate Long-Term Incentive Plan (LTIP) in Stock

Effective with the 2018-2020 performance cycle, all LTIP grants will be denominated as performance share units (PSUs). We historically denominated our LTIP as a cash value and at the end of the three-year performance period, applied the performance adjustment to that cash value and settled the awards partly in cash and partly in stock. Based on feedback from stockholders, beginning with the 2016-2018 cycle, we provided for the awards to be settled 100% in stock.

Even after the 2016 change, some stockholders continued to find the disclosure surrounding the LTIP confusing; many suggested a preferable and more common approach to denominate grants in shares. Thus beginning with the 2018-2020 cycle, we will grant awards in the form of PSUs that will be reported in the Summary Compensation Table in the year of grant.

Enhance Performance Component of Long-Term Incentives

Beginning with 2018 grants, we will replace time-based RSUs with PSUs (with a three-year performance period), resulting in 75% of our target annual long-term incentive grant value being performance-based. The remaining 25% are grants of stock options which some stockholders view as performance-based or performance-aligned. Shares delivered in settlement of PSUs are subject to a two-year holding period and are not eligible for dividend equivalent payments (unlike the prior unvested RSUs).

Prior to 2018, RSUs accounted for 25% of an executive’s long-term incentives, and investors indicated a preference for greater emphasis on PSUs.

Increase Portion of Long-Term Incentives Subject to Holding Period

Because PSUs are subject to a holding period, and we will now be settling LTIP awards fully in shares that are also subject to a holding period, the portion of awards subject to a holding requirement by our executives will increase.

Investors have provided positive feedback on the two-year holding requirement, recognizing that it further aligns executive and stockholder interests over a longer term.

Improve Annual Incentive Plan Design

For the 2018 performance year, we will simplify the design of the annual incentive program and eliminate the bonus pool. Named executive officers will be eligible for maximum awards based on competitive targets. The plan will continue to use rigorous goals for operating profit that align to our external financial guidance along with customer satisfaction and client service goals that the Committee believes are leading indicators of future performance. The plan also incorporates individual goals for each named executive officer.

Stockholders indicated that the annual plan was too complex.

Add Transparency for Individual Component of Annual Incentive Plan

Effective this year, we will enhance the disclosure and provide more insight into the Committee’s evaluation of each executive’s individual goals and performance under the annual incentive plan.

Stockholders indicated a preference for greater transparency.

Adjust Comparator Group For Relative TSR Performance Modifier

The comparator group for measuring relative TSR under our LTIP will change beginning with the 2018-2020 LTIP cycle from the S&P 500 to an index of companies that more closely reflects our business. Specifically, this group will include approximately 60 health care and 40 consumer staples companies.

We received feedback that a comparator group more closely aligned to our business might be more appropriate, and would help to mitigate some of the macro issues that impact the share price of a particular industry or industries.

cvshealthannualmeeting.com	35

Report of the Compensation Committee:	Compensation Discussion and Analysis

The above changes are in addition to enhancements made to our compensation program in prior years as a result of stockholder input that remain in effect, including:

●	Reducing maximum awards under the annual bonus plan,
●	Providing that dividend equivalents on RSUs are only paid out when and if awards vest, and
●	Revising the TSR modifier beginning with the 2017-2019 LTIP cycle by applying it in pro-rated quartiles that reduce payouts for performance below the 50th percentile.

Compensation Program Design

Our pay-for-performance philosophy places a majority of an executive officer’s compensation at risk and emphasizes long-term incentives tied to individual and company performance as well as continued service. As a result, the only fixed compensation paid is base salary, which represents 9 percent of the CEO’s total target compensation and no more than 15 percent of the other named executive officer’s total target compensation.

2017 CEO Target Pay Mix

2018 CEO Target Pay Mix

Impact of LTIP Plan Design Changes: Transition in PSU Settlement

In 2016, in response to stockholder feedback, the Company moved from an LTIP award that was partially settled in cash to awards denominated in cash and settled 100% in stock. This resulted in a change in our reporting as previously awards were reported half in the year of grant and half in the year of vesting. Under SEC guidance, the three-year performance cycles beginning in 2016 and 2017 are reported at the end of the cycle as cash even though they will be paid in stock. Although our stockholders generally approved of the design (payment in stock with an extra two-year holding period), they found the multi-year reporting confusing and it resulted in an incomplete analysis of our compensation program. To address this, commencing with the 2018-2020 performance period, LTIP awards will be made in Performance Stock Units reported in the year of grant and will appear as equity awards in the Summary Compensation Table.

During the transition period, which includes the payout of the 2015-2017 cycle and continues through the payment of the 2017-2019 cycle, there will be timing issues that occur as awards for multiple years will appear in the Summary Compensation Table as follows:

●	2017 will include the cash portion earned for the 2015-2017 cycle (the stock portion was reported for 2015)
●	2018 will include 100% of the value earned for the 2016-2018 cycle and 100% of the target award granted for the 2018-2020 cycle.
●	2019 will include 100% of the value earned for the 2017-2019 cycle and 100% of the target award granted for the 2019-2021 cycle.

We will return to normal, single-cycle reporting in 2020.

36	2018 Proxy Statement

Report of the Compensation Committee:	Compensation Discussion and Analysis

The table below shows the Committee’s compensation determinations for 2017 for our named executive officers. This table is different from the SEC-required 2017 Summary Compensation Table on page 54. The table includes base salary on April 1, 2017, the annual cash incentive paid in March 2018 for performance year 2017, RSUs and options granted in 2017, the 2017-2019 LTIP (which is not shown in the Summary Compensation Table per SEC reporting) and All Other Compensation for 2017.

2017 Named Executive Officer Annual Compensation Determinations

Named Executive Officer	Salary	Annual Incentive Award	RSUs [1]	Options	2017-2019 LTIP Awarded in 2017 (not included in SCT)	All Other Compensation	Total Compensation
Larry J. Merlo	$1,630,000	$2,128,800	$3,374,960	$3,374,998	$6,750,000	$754,106	$18,012,864
David M. Denton	$850,000	$833,000	$999,977	$999,977	$2,000,000	$334,979	$6,017,933
Helena B. Foulkes [2]	$950,000	$0	–	–	–	$169,006	$1,119,006
Jonathan C. Roberts	$1,050,000	$1,200,000	$1,999,953	$1,999,994	$3,750,000	$244,484	$10,244,431
Thomas M. Moriarty	$750,000	$845,000	$1,249,971	$1,249,998	$1,875,000	$102,585	$6,072,554
[1]	With respect to RSUs awarded for 2017, the number of units awarded was determined by dividing the dollar amount shown in the table by a share price of $78.05, which was the grant date closing price.
[2]	Ms. Foulkes was granted a target award of $2,000,000 for the 2017-2019 LTIP and 2017 options and RSUs with a combined target value of $3,000,000, and has forfeited these awards due to her resignation.

Leading Practices In Compensation Programs

Our pay practices align with our core compensation principles and facilitate our implementation of those principles. They also demonstrate our commitment to sound compensation and governance practices.

Our executive compensation program motivates executive officers to take personal responsibility for the performance of CVS Health	✓	Core Executive Compensation Principles Designed to Promote Company Growth
	✓	Performance Measures Aligned with Stockholder Interests
	✓	Majority of the Total Compensation Opportunity is Performance-Based
	✓	LTIP Awards Settled in Common Stock that is Subject to Retention Requirement (Holding Period)
	✓	Total Shareholder Return (TSR) Modifier Provides for Reduced Payout for Below Median
	✓	Performance Stock Ownership Guidelines
We apply leading executive compensation practices	✓	No Excise Tax Gross-Ups
	✓	No Option Repricing
	✓	No Recycling of Shares
	✓	Recoupment Policy
	✓	Broad Anti-Pledging and Hedging Policies
	✓	Executive Severance Policy
	✓	Limited Perquisites and Personal Benefits
	✓	SERP Closed to New Participants
	✓	Double Trigger Vesting of Equity Awards
	✓	Dividend Equivalents on RSUs Paid Only When Awards Vest
	✓	Board Committee Oversight of Comprehensive Annual Compensation Program Risk Assessment
	✓	Reduced Maximum Annual EIP Award to Align with Broad-Based MIP
NEW THIS YEAR	✓	Replaced Cash Denominated LTIP with Performance Stock Units
	✓	Replaced Time-Based RSUs with Performance Stock Units
	✓	Increased Portion of Equity Subject to a Two-Year Holding Requirement
	✓	Simplified and Improved Disclosure for Annual Incentive Plan

cvshealthannualmeeting.com	37

Report of the Compensation Committee:	Business and Performance Highlights

Business and Performance Highlights

We are a pharmacy innovation company helping people on their path to better health. At the forefront of a changing health care landscape, we have an unmatched suite of capabilities and the expertise needed to drive innovations that will help shape the future of health care. Through our more than 9,800 retail locations, more than 1,100 walk-in medical clinics, a leading pharmacy benefits manager with more than 94 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year, expanding specialty pharmacy services and a leading stand-alone Medicare Part D prescription drug plan, we enable people, businesses, and communities to manage health in more affordable and effective ways.

In 2017, we delivered on the four-point plan we set in place to return to more robust levels of growth. Our position in the evolving health care landscape is stronger than ever before, and we remain confident in our model and in our ability to make health care more affordable, more accessible and more effective.

4.1% net revenue growth	Increased dividend to $2.00 per share
Return of >$6 billion to stockholders through dividends and share repurchases	Outperformed the S&P 500 and Dow Jones Industrial Average for the prior 5 and 10 years

The rapidly changing health care landscape continues to include uncertainties concerning health care policy. The exclusion of CVS Pharmacy from certain health plan retail networks, resulting in the loss of prescription volume beginning in late 2016, created a headwind for 2017. Compensation to our executives, including the cash component, the long-term incentive plan cycle ending in 2017 and the value of our outstanding stock awards, is – and should be – affected by such factors, whether or not those factors are within management’s ability to influence.

For more information on our financial performance and strategy, please refer to our Annual Report available at www.cvshealthannualmeeting.com. Please also refer to page 52 of this proxy statement for additional information about how we calculate Return on Net Assets, a metric used in our Long-Term Incentive Plan.

We are committed to helping people on their path to better health. Our values of innovation, collaboration, caring, integrity and accountability affect how we drive performance. We are strongly committed to evaluating and incenting management to remain focused on drivers of sustainable performance, even though we recognize that this focus is not always reflected in the stock price. We invest in our employees at all levels in the Company by rewarding performance that balances risk and reward, is consistent with our values and supports short- and long-term goals and, ultimately, value creation for our stockholders. We provide opportunities for professional growth and development and aim to offer affordable benefits and programs that meet the diverse needs of our employees and their families. Feedback from stockholders during our annual outreach confirms strong support for this commitment and for the value we place on other forms of capital—including human, natural, social and intellectual:

●	We include retail customer service and PBM client satisfaction in our pay calculations.
●	Our decision to remove tobacco from pharmacy stores continues to show positive results by reinforcing the value of our brand in health care.
●	We launched a multi-front fight against the opioid epidemic through enhanced opioid utilization management practices that follow the Centers for Disease Control Guidelines, an expanded drug disposal collection program and an education program taught by our pharmacists in the schools in their communities.

●	We value the recruiting and reputation advantages of placing second in our sector of World’s Most Admired Companies, of placing seventh in Fast Money’s list of 50 Most Innovative Companies, and of being one of Forbes’ Most Admired Brands, CR Magazine’s 100 Best Corporate Citizens, Points of Light 50 most community-minded companies in the US and Newsweek’s Top 20 Greenest Companies in America.

●	We have made significant investments in our colleagues by raising the minimum starting wage enterprise-wide and offering paid family leave for all new parents, both effective April 1, 2018. We also plan to increase pay ranges and rates for many of our retail hourly employees effective July 1, 2018, and we will not increase employee health plan premiums for the 2018-2019 plan year despite a 5% increase in costs, indicative of our commitment to ensuring access to affordable health care.

●	Our holistic approach to leveraging diversity within our talent pipeline, talent development, leadership accountability and supplier diversity, earned us a spot on the DiversityInc Top 50 Companies for Diversity list.

38	2018 Proxy Statement

Report of the Compensation Committee:	Detailed Program Discussion

●	We are proud to be named to the Billion Dollar Roundtable, an organization that recognizes and supports corporations that achieve $1 billion in annual spending on diverse- and women-owned suppliers.
●	We achieved a 100% score on The Disability Equality Index, a joint initiative of the American Association of People with Disabilities and the US Business Leadership Network for our commitment to recruiting and retaining talent from the disabilities community and our utilization of disability-owned companies as part of our supplier base.

●	We achieved a perfect score for the fourth consecutive year on the 2018 Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related LGBTQ workplace equality administered by the Human Rights Campaign Foundation.

In December 2017, CVS announced that it will acquire Aetna Inc. CVS believes that Aetna will complement its competitive strategy, which is built on a diversified set of core and emerging businesses that enable it to better compete with more cost-effective products, pursue profitable growth across a range of opportunities and lead the transformation of health care. CVS stockholders approved the issuance of shares in the merger and Aetna shareholders approved the merger at special meetings held on March 13, 2018. The transaction remains subject to regulatory approvals and is expected to close in the second half of 2018.

Detailed Program Discussion

CVS Health Values

When determining compensation awards and incentive payments, the Committee validates that results were achieved in line with the Company’s five core values:

Innovation	Collaboration	Caring

Demonstrating openness, curiosity and creativity in the relentless pursuit of delivering excellence.	Sharing and partnering with people to explore and create things that we could not do on our own.	Treating people with respect and compassion so they feel valued and appreciated.

Integrity	Accountability

Delivering on our promises; doing what we say and what is right.	Taking personal ownership for our actions and their results.

cvshealthannualmeeting.com	39

Report of the Compensation Committee:	Detailed Program Discussion

Executive Compensation Planning and Review Process

The following serves as the framework the Committee follows to review, discuss and approve all aspects of our executive compensation program.

SEPTEMBER
MP&D Committee Meeting
●Annual risk assessment of compensation programs
●Peer group reviewed and established for executive compensation benchmarking
●Pay-for-performance alignment for prior year reviewed

The annual cycle of reviewing and developing the Company’s executive compensation program and pay levels is a multi-step process that incorporates input from stockholders, management, peer group information, consideration of say-on-pay results, and both short- and long-term Company results compared to objectives, as well as consultation with the Committee’s independent compensation consultant.

Throughout the annual compensation cycle, Committee decisions incorporate and reflect our deep commitment to the Company’s five core values: Innovation, Collaboration, Caring, Integrity, and Accountability.

NOVEMBER MP&D Committee Meeting ●Total compensation market data for our executives reviewed ●Stockholder comments received on our executive compensation program

JANUARY
MP&D Committee Meeting
●Review any additional stockholder comments received on our executive compensation program
●Preliminary financial results reviewed
●Preliminary incentive award payouts for the completed fiscal year

CEO Performance Review
●The CEO presents a self-assessment of his performance against his Board-approved strategic, operational and financial goals
●The Chairman of the Board and the Committee Chair meet with the independent directors privately to consider the CEO’s performance
●Committee members consult with their independent compensation consultant and consider the independent directors’ assessments in reviewing the CEO’s total compensation and determining his annual incentive compensation award and equity compensation grants

FEBRUARY
MP&D Committee Meeting
Other Named Executive Officer Final Decisions
●For named executive officers other than the CEO, final decisions on actual incentive awards for the prior year are made in February after review of the CEO’s assessment of individual executive contribution and performance; as described above, the CEO’s performance is reviewed separately

MARCH
MP&D Committee Meeting
Target Setting
●The Committee establishes financial targets and approves any base salary changes and individual target incentive award levels for the current performance year

40	2018 Proxy Statement

Report of the Compensation Committee:	Detailed Program Discussion

Elements of Compensation Program

The Committee believes each element of our executive compensation program furthers one or more of our five core principles:

I.	Support, Communicate and Drive Achievement	IV.	Align Interests
II.	Attract and Retain	V.	Reward Achievement
III.	Motivate High Performance

The table below outlines each element of our compensation program on a going forward basis, its connection to our five core principles, as well as how they support our long-term strategy and growth. The table does not include RSUs as they were removed from our LTI program effective 2018.

2018 Compensation Program

	Settled in	Target Basis	Link to Strategy/ Growth	Additional Information
Base Salary	Cash	●Set based on experience, market and responsibility		●Reviewed annually ●Adjusted periodically based on market positioning and individual qualifications
Annual Cash Incentive	Cash	●Financial and non-financial targets approved at the beginning of the fiscal year	●Key measure of profitability followed closely by investors ●Important driver of recurring revenue and long-term strategic and operational goals	●Payments reflect performance against operating profit target ●Maximum payouts capped as percent of base salary ●Committee evaluates financial and customer service metrics and individual performance
LTIP	Stock	●Established at start of a three year cycle ●Based on market data, level of responsibility, and desired pay mix	●Measures profitability and efficient management of cash, inventory, and accounts receivable ●Provides link to market-based outcomes	●Performance threshold required for any payout ●Maximum payouts capped ●Denominated and settled in stock ●2-year holding period post vesting
PSUs NEW	Stock	●Established at start of a three year cycle ●Based on market data, level of responsibility, and desired pay mix	●Measures profitability and cash flow	●Performance threshold required for any payout ●Maximum payouts capped ●Denominated and settled in stock ●2-year holding period post vesting
Stock Options	Stock	●Based on market data, level of responsibility, and desired pay mix	●Stock price appreciation aligned to stockholder interests	●7-year term ●Vest annually over 4 years

cvshealthannualmeeting.com	41

Report of the Compensation Committee:	Detailed Program Discussion

Performance Metrics Support Corporate Strategy and Long-Term Growth

The Committee recognizes that external factors that are beyond CVS Health’s influence may impact its stock price. Consequently, the Committee believes that other performance indicators, including profitability and sound financial management of our working capital, should also be factored into our executive compensation program. By using a variety of pay vehicles and balancing short- and long-term awards, the Committee believes the program supports retention and long-term growth creation because the metrics are measured independently and no one factor impacts all elements of performance.

Pay Element	Performance Metric	Rationale
Annual Cash Incentive	Operating Profit	●Key measure of profitability followed closely by investors
	Retail Customer Service / PBM Client Satisfaction	●Important driver of recurring revenue and long-term strategic and operational goals
	Individual Performance Goals	●Drives specific, job-related performance that is linked to overall company performance
LTIP	RoNA	●Measures performance in a way that is easily understood by participants and valued by investors
	TSR	●Captures both income and balance sheet impacts, including capital management actions
●Provides a useful gauge of overall performance while limiting the effects of factors management cannot influence
●Correlates to creation of long-term shareholder value and free cash flow
●TSR modifier measures performance relative to the broad market in which we compete for talent and capital
PSUs	EBITDA	●Measures profitability and cash flow

Base Salary

The Committee annually reviews the base salaries of all senior officers, including the NEOs, and adjusts them periodically as needed to maintain competitiveness and consistency with evolving responsibilities. Upon consideration of this competitive market analysis and input from its consultant, the Committee increased Mr. Roberts’ salary in connection with his promotion to COO in March 2017, and did not raise base salaries for any of the other named executive officers.

Annual Cash Incentive

Our NEOs participate in the Executive Incentive Plan (EIP), under which they are eligible for a cash-based award based on the achievement of pre-established financial and individual performance objectives. In the first quarter of each year, the Committee approves for each NEO an annual target bonus amount expressed as a percentage of the executive’s base salary in effect on April 1 of the year – 200% for Mr. Merlo, 175% for Mr. Roberts, and 150% for each of Ms. Foulkes and Messrs. Denton and Moriarty. Awards are paid out, if earned, in the first quarter of the following year.

2017 Annual Incentive

Under the EIP, a maximum pool is created to pay annual incentives to named executive officers. For 2017, for purposes of Section 162(m) of the Code, the Committee approved the potential funding of the awards based on the lesser of the Maximum Bonus or a portion of a bonus pool equal to 0.5% of Adjusted Income from Continuing Operations Attributable to CVS Health. For 2017, the pool funded at the Maximum Bonus as those amounts were less than the Adjusted Income from Continuing Operations pool.

42	2018 Proxy Statement

Report of the Compensation Committee:	Detailed Program Discussion

The award is granted under our stockholder-approved, long-term incentive plan at 200% of each such senior executive’s target annual bonus amount, which reflects the maximum potential award. Payment is based on the objective financial goal, which is established at the beginning of the fiscal year. For 2017, metrics included Adjusted Operating Profit and a modifier (downward only) for Customer Service / PBM Client Satisfaction. Actual payments may not exceed 20% of the funding result.

2017 Objective Financial Goals

Performance Metric	Target	Actual	Funding
Adjusted Operating Profit (MIP)	$10,551	$10,193	65.3%
Customer Service / PBM Client Satisfaction	100%	95%

The Committee evaluates each named executive officer’s performance and considers Mr. Merlo’s input on the performance of the other named executive officers. For 2017, the Committee reduced the actual payout of the awards for each named executive officer. This decision was based on a variety of objective factors established at the beginning of the year and subjective factors based on a review of the year, including (i) the percentage payout under the 2017 Management Incentive Plan applicable to employees below the senior executive level, which paid out at 65.3% of target based on 2017 Adjusted Operating Profit (performance of 96.6% of target resulting in funding of 66%) as well as customer and client satisfaction that resulted in a negative adjustment of 0.7 percentage point or a final funding of 65.3% and (ii) the individual performance of each named executive officer as set forth below.

Executive	Fiscal 2017 Individual Performance Assessment
Larry J. Merlo
●The Committee recognized Mr. Merlo’s leadership in architecting and structuring the planned transformative merger with Aetna, as well as his overall management of the Company during a transition year. The Committee considered progress against the four point plan designed to return the Company to healthier levels of earnings growth, talent and succession planning including the hiring of a new PBM President, and the launching of industry leading programs designed to combat the opioid epidemic.
●However, in acknowledgement of the Company’s 2017 financial performance that included operating profits results that were below goal, the Committee chose to position Mr. Merlo’s annual bonus at the level of the Management Incentive Plan (65.3%), comparable to bonuses received by executives below the proxy officer level.

David M. Denton
●The Committee recognized Mr. Denton’s leadership in negotiating and structuring the planned merger with Aetna, and in developing and executing the underlying financial structure to support the deal. The Committee also considered progress against the four point plan designed to return the Company to healthier levels of earnings growth.
●However, in acknowledgement of the Company’s 2017 financial performance that included operating profit results that were below goal, the Committee chose to position Mr. Denton’s annual bonus at 65.3% of his competitive target, comparable to bonuses received by executives below the proxy officer level.

Jonathan C. Roberts
●The Committee recognized Mr. Roberts’ successful accession to the Chief Operating Officer role and subsequent positive impact on financial and operating results in the Retail business, while continuing his leadership of the PBM business during the search for a new President.
●However, in acknowledgement of the Company’s 2017 financial performance that included operating profit results that were below goal, the Committee chose to position Mr. Robert’s annual bonus at the 65.3% of his competitive target, comparable to bonuses received by executives below the proxy officer level.

Thomas M. Moriarty
●The committee recognized Mr. Moriarty’s results in establishing and advancing strong policy positions to support the Company’s businesses as well as his superior management of the Government Affairs and Legal functions. In addition, Mr. Moriarty displayed strong leadership in negotiating and structuring our planned merger with Aetna.
●Reflecting the Company’s 2017 financial performance that included operating profit results that were below goal, the overall funding level of the Management Incentive Plan for non-executive officers in the Company as well as his superior personal contribution, the Committee chose to establish Mr. Moriarty’s baseline bonus at 75.1% of his competitive target funding.

cvshealthannualmeeting.com	43

Report of the Compensation Committee:	Detailed Program Discussion

The actual payout of each award, as adjusted and approved by the Committee, is set forth in the table below. Ms. Foulkes left the Company before the payment date for the annual bonus and, as a result, did not receive a payment in respect of 2017.

2017 Annual Incentive Payments

Executive	Maximum Potential Bonus Award	Target Bonus as a Percentage of Base Salary	Target Bonus	Actual Bonus	Actual Bonus as a Percentage of Target
Larry J. Merlo	$6,520,000	200%	$3,260,000	$2,128,800	65.3%
David M. Denton	$2,550,000	150%	$1,275,000	$833,000	65.3%
Helena B. Foulkes	$2,850,000	150%	$1,425,000	$0	0%
Jonathan C. Roberts	$3,675,000	175%	$1,837,500	$1,200,000	65.3%
Thomas M. Moriarty	$2,250,000	150%	$1,125,000	$845,000	75.1%

2018 Annual Incentive

In response to stockholder feedback, the Committee streamlined the program, retaining the key financial and operational goals to measure company performance and formalizing the evaluation of individual performance. The Committee eliminated the IRC 162(m) bonus pool concept. For 2018, annual incentives will be determined as follows:

Annual Base Salary	X	Target Annual Incentive %	X	Company Performance %	X	Individual Performance %	=	Final Award

The Committee will measure company performance using Operating Profit (80% weighting) and Customer Service and Client Satisfaction (20% weighting as a negative modifier to Operating Profit results). The Committee established challenging targets for Operating Profit that are consistent with the earnings guidance we provided to investors. Our retail customer service and client satisfaction metrics insure that we are providing excellent service and position us to retain and win new business. The Operating Profit and Customer Service and Client Satisfaction goals for 2018 were set above 2017 actual performance. The Committee also approved individual goals and objectives for business operations, merger and integration, and talent and organizational development. Those will be evaluated against performance and assigned a value between 0 and 120% to arrive at the actual payment. In all cases, payouts cannot exceed 200% of target.

Long-Term Incentive Compensation

As part of the Committee’s comprehensive review of our compensation program, which included input from our stockholders, it approved changes to the long-term incentive compensation plans (LTI plans) to enhance the performance component. Beginning with 2018 grants, we will replace time-based RSUs with PSUs with a three-year performance period for our named executive officers.

Long-Term Incentive Target Mix

2017 Long-Term Mix

2018 Long-Term Mix

44	2018 Proxy Statement

Report of the Compensation Committee:	Detailed Program Discussion

Long-Term Incentive Plan (LTIP)

Our program features formulaically determined payouts based on performance against financial goals established at the beginning of the three-year performance period, and modified by relative TSR measured over the same period. The target, threshold and maximum goals set under the LTIP align with the Company’s long-term targets communicated to investors and at a level expected to generate strong operational execution. The Committee has historically selected RoNA as the performance metric under the LTIP for a number of reasons, including:

●	Measures performance in a way that is easily understood by participants and valued by investors
●	Captures both income and balance sheet impacts, including capital management actions
●	Provides a useful gauge of overall performance while limiting the effects of factors management cannot influence
●	Correlates to creation of long-term shareholder value and free cash flow

The TSR modifier measures performance relative to the broad market in which we compete for talent and capital. Awards earned after the three-year performance period are subject to an additional two-year holding period.

Beginning with the 2018 LTIP grant, the comparator group for measuring relative TSR will change from the S&P 500 to an index of approximately 60 health care and 40 consumer staples companies that more closely reflect our business. The companies included in this peer group are listed at the end of this Compensation Discussion and Analysis.

As a result of feedback from our stockholders, the Committee revised the TSR modifier for the cycle beginning in 2017 such that awards are adjusted if performance is above or below the 50th percentile as shown in the chart. In addition, the modifier is applied in quartiles on a pro-rata basis to provide for reduced payout for below median performance.

Based on stockholder feedback, in 2016, we moved from an LTIP award that was partially settled in cash to awards denominated in cash and settled 100% in stock. This resulted in a change in our reporting as previously awards were reported half in the year of grant and half in the year of vesting. Under SEC guidance, the three-year performance cycles beginning in 2016 and 2017 are reported at the end of the three-year cycle as cash even though they will be paid in stock. Although our stockholders generally approved of the design (payment in stock with an extra two-year holding period), they found the multi-year reporting confusing and it resulted in an incomplete analysis of our compensation program. To address this, commencing with the 2018-2020 performance period, LTIP awards will be made in Performance Stock Units reported in the year of grant and will appear as equity awards in the Summary Compensation Table.

2015-2017 LTIP Performance Period

All of the executive officers listed in the Summary Compensation Table earned payments in 2017 for awards granted in 2015 for the 2015-2017 LTIP performance period except for Ms. Foulkes, due to her resignation. The Committee set the 2015-2017 LTIP Return on Net Assets (RoNA) goal in early 2015 to align with the Company’s long-term targets communicated to investors in 2014 and at a level expected to generate strong operational execution and asset management. The RoNA result for the three year cycle was 38.12% missing the target by 133 basis points and resulting in a payout just above threshold performance. Despite solid net asset performance, continued growth in the PBM and improved cash flow, net operating profit after tax (NOPAT) was below target primarily as a result of the network changes that were announced in 2016 that excluded CVS from some networks and this resulted in below target RoNA performance. The RoNA results were adjusted to fully eliminate the benefit of tax reform. Absent this adjustment, RoNA would have been 45.43%. Based on our relative TSR over this same period, the modifier reduced the payout level as a percent of target to 36%. This outcome highlights the strong alignment of pay to performance under our compensation program.

cvshealthannualmeeting.com	45

Report of the Compensation Committee:	Detailed Program Discussion

The following table sets forth threshold, target and maximum goals, the range of potential payouts as a percent of target and the actual results for the 2015-2017 performance period.

	% of RoNA Target	Payout Level as a % of Target
Threshold (minimum level of performance)	96.1%	40%
Actual (38.12%)	96.6%	48%
Target (39.45%)	100.0%	100%
Maximum	106.5%	200%
TSR Modifier -25% (reflecting 11th percentile)		36%

2015 – 2017 LTIP Plan Opportunities and Actual Award Payments

Executive Name	Minimum Award (% of Target)	Threshold Award (% of Target)	Target Award (% of Target)	Maximum Award (% of Target)	Maximum Award After TSR Modifier (% of Target)	Actual Total Award At 36%	Actual Cash Portion of Award ($)	Actual Stock Portion of Award (# of Shares)
Larry J. Merlo	0%	40%	100%	200%	250%	$1,980,000	$990,000	14,616
David M. Denton	0%	40%	100%	200%	250%	$720,000	$360,000	5,315
Helena B. Foulkes	0%	40%	100%	200%	250%	$0	$0	0
Jonathan C. Roberts	0%	40%	100%	200%	250%	$810,000	$405,000	5,979
Thomas M. Moriarty	0%	40%	100%	200%	250%	$630,000	$315,000	4,650

2016-2018 LTIP Performance Period

The LTIP for the 2016-2018 cycle is based on RoNA, and subject to a modifier based on relative TSR (S&P 500) over the same three-year period. The goal was set by the Committee in early 2016 at a challenging level to drive performance. The goal aligns with the Company’s long-term targets communicated to investors in 2015, and was set higher than the actual results for the 2013-2015 performance cycle.

2017-2019 LTIP Performance Period

The LTIP for the 2017-2019 cycle is based on RoNA, and subject to a modifier based on relative TSR (S&P 500) over the same three-year period that varies in correlation with above and below performance at the 50th percentile. The goal was set by the Committee in early 2017 at a challenging level to drive performance and generate strong operational execution and asset management. The goal aligns with the Company’s long-term steady state targets communicated to investors in 2016, and was set higher than the actual results for the 2014-2016 performance cycle.

The following table sets out the target performance-based LTIP award. If earned, the awards below will be paid in stock in early 2020 subject to a two-year holding requirement. The awards are not guaranteed and can range from 0%-250% of target. Payouts are formulaic, though the Committee has discretion to reduce awards.

Executive Name	Target Performance-Based LTIP Award for 2017-2019 Performance Period
Larry J. Merlo	$6,750,000
David M. Denton	$2,000,000
Helena B. Foulkes [1]	–
Jonathan C. Roberts	$3,750,000
Thomas M. Moriarty	$1,875,000
[1]	Ms. Foulkes was granted a target award of $2,000,000 and forfeited that award due to her resignation.

46	2018 Proxy Statement

Report of the Compensation Committee:	Detailed Program Discussion

2018-2020 LTIP Performance Period

For the 2018-2020 performance cycle, the Committee established a RoNA target, subject to a TSR modifier (new peer group, see page 53). The RoNA target is higher than the actual results for the 2015-2017 cycle. However, the Committee recognized that the pending acquisition of Aetna could materially alter the results of RoNA. To align with the success of the transaction and our commitment to investors, in the event the transaction closes during the first half of the performance period, the metric will be: (i) achievement of a synergy target that is consistent with the estimates we have provided to investors, (ii) development of a robust pipeline of integrated offerings designed to deliver transformation value to clients and members, and (iii) the successful launch of such offerings by December 31, 2020. The final amount will be modified by TSR ranking against the new peer group. The Committee will continue to evaluate appropriate performance metrics for future periods based on forward looking business and strategy.

PSUs

PSUs were introduced for the first time in 2018. PSUs are earned at the end of a three-year period based on the achievement of rigorous performance goals, which are established at the beginning of the performance period, and require a two-year hold period post vest.

2018-2020 PSU Performance Period

For the 2018-2020 performance period, the Committee approved EBITDA as the performance measure for the PSUs. The target, threshold and maximum goals are aligned with the Company’s long-term targets communicated to investors and at a level expected to generate strong profitability. The Committee set alternative EBITDA targets that contemplate the acquisition of Aetna closing during the performance period. The goals for the combined company are consistent with the company’s public disclosures about the transaction.

Stock Options

Options have a term of seven years and typically vest in four equal annual installments.

RSUs

RSU grants vest in two equal installments: 50% on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date. As noted, the Committee will no longer award RSUs to our named executive officers as part of the LTI program.

Our LTI continues to incent actions that drive profitability and link to market outcomes, as well as reinforce the alignment between executives and stockholder interests and four strategic objectives:

●	Focus on the importance of returns to stockholders and alignment with changes in stock price;
●	Promote the achievement of long-term performance goals;
●	Encourage executive retention; and
●	Promote meaningful levels of Company stock ownership by executives.

To determine the overall LTI plan opportunity, the Committee considers a variety of factors, including competitive market positioning against comparable executives of the companies in the Peer Group, potential economic value realized, timing of vesting, an executive’s individual performance during the immediately preceding year, potential future contributions, prior year award value, and retention considerations. Along with a review of Peer Group long-term incentive award practices, the Committee considers the retentive value of the unvested equity awards held by each executive officer to determine whether additional awards to secure continued employment with the Company are warranted. For named executive officers other than the CEO, the Committee also considers the CEO’s recommendations.

Equity grants are made on a predetermined date consistent with the Committee’s equity grant practices. For 2017, the grant date was April 3, the first business day of the second quarter.

2017 Stock Option and RSU Grant Decisions

The following table sets out the aggregate value of stock options and RSUs granted on April 3, 2017.

Executive Name	2017 Aggregate Equity Award Value
Larry J. Merlo	$6,750,000
David M. Denton	$2,000,000
Helena B. Foulkes [1]	–
Jonathan C. Roberts	$4,000,000
Thomas M. Moriarty	$2,500,000
[1]	Ms. Foulkes was granted an award with an aggregate value of $3,000,000 and forfeited that award due to her resignation.

cvshealthannualmeeting.com	47

Report of the Compensation Committee:	Detailed Program Discussion

Linking Pay to Performance

For 2017, as in previous years, the Committee reviewed an historical assessment of the relationship between CVS Health’s performance and executive pay relative to our 2017 Peer Group (as described below). The following graphs illustrate the results of the Committee’s core assessment and illustrate the relationship between:

●

our CEO’s realized compensation (base salary earned, incentives earned, value of RSUs that vest during the period, the value of stock options exercised during the period, and changes in the value of unvested RSUs and unexercised options held during the period); and

●

CVS Health’s performance as measured by total shareholder return (TSR) – over one-year (2016), three-year (2014 – 2016) and five-year (2012 – 2016) periods (the most recent periods for which financial and compensation data were available at the time).

In the following graphs, data points that are within the shaded area designate ideal pay-performance relationships. Data points below the shaded area identify peer companies where pay was lower than expected given the organization’s performance, and those data points above the shaded area suggest the opposite.

1-Year CEO Compensation Realized Percentile vs. Total Shareholder Return Percentile (2016)

In the graph above, compensation realized by CVS Health’s CEO in 2016 ranked at the 11th percentile, our TSR ranked at the 17th percentile, indicating that our CEO’s realized compensation was within the range that characterizes an ideal pay-for-performance alignment.

3-Year CEO Compensation Realized Percentile vs. Total Shareholder Return Percentile (2014-16)

The graph above illustrates the relationship between CEO pay rank and the relative return to stockholders for CVS Health and the 2017 Peer Group over the 3-year period 2014 to 2016. Relative compensation rests outside of the range that characterizes ideal pay-for-performance alignment. Strong company performance and our disciplined approach to capital allocation over the performance years included in the 2014-2016 measurement period resulted in above target payouts under our LTIP while TSR was impacted in 2016 by a decline in our stock price that was the result of industry-wide pressures on reimbursement, drug pricing and headwinds created by restricted networks adopted by payors in 2016.

5-Year CEO Compensation Realized Percentile vs. Total Shareholder Return Percentile (2012-16)

The graph above illustrates the relationship between CEO pay rank and the relative return to shareholders for CVS Health and the 2017 peer group over the five-year period 2012 to 2016. Relative compensation rests within the range that characterizes ideal pay-for-performance alignment.

48	2018 Proxy Statement

Report of the Compensation Committee:	Detailed Program Discussion

The Committee believes this historical view validates that our executive compensation programs work as intended and link pay and performance. The Committee reviews this analysis annually after current data becomes available.

These assessments demonstrate the Committee’s commitment to maintaining practices that ensure our executive compensation aligns with results in a manner that benefits our investors.

Pay Positioning

CVS Health positions its aggregate target total direct compensation (base salary plus annual and long-term incentives) for its executive officers at competitive pay levels using the median of our peer group for reference. Positioning varies by job and the Committee considers a number of factors including market competitiveness and specific duties and responsibilities of the executive versus those of peers and succession planning. The Committee believes it is appropriate to reward the executive management team with compensation above the competitive median if the ambitious financial targets associated with its variable pay programs are exceeded in a way that is consistent with the Company’s core values.

2017 Peer Group

The Committee assesses financial performance and compensation competitiveness against a group of peer companies that it selects based on input from its independent consultant. The 2017 peer group consisted of the following companies from across general industry that are similar to CVS Health in terms of industry affiliation, labor market, and operating and character image. The Committee reviews the peer group annually and periodically makes changes. No changes were made to the peer group for 2017.

CVS Health 2017 Compensation Peer Group	CVS Health vs. Peer Group
●AmerisourceBergen Corporation
●The Boeing Company
●Comcast Corporation
●Costco Wholesale Corporation
●Express Scripts Holding Company
●The Home Depot, Inc.
●Johnson & Johnson
●The Kroger Co.
●McKesson Corporation
●Merck & Co., Inc.
●PepsiCo, Inc.
●Pfizer Inc.
●The Procter & Gamble Company
●Target Corporation
●UnitedHealth Group Incorporated
●Walgreens Boots Alliance, Inc.
●Wal-Mart Stores, Inc.
●The Walt Disney Company
* Revenue reported for four most recent quarters as of February 28, 2018 **Market capitalization as of December 31, 2017

cvshealthannualmeeting.com	49

Report of the Compensation Committee:	Detailed Program Discussion

Other Compensation Arrangements and Benefits

The Company maintains medical and dental benefits, life insurance and short- and long-term disability insurance programs for all of its employees. Executive officers are eligible to participate in these programs on the same basis and with the same level of financial subsidy as our other salaried employees.

Executive officers may participate in the CVS Future Fund, which is our qualified defined contribution, or 401(k), plan. An eligible CVS Health employee may defer up to 85% of his or her total eligible compensation, defined as salary plus annual incentive, to a maximum defined by the IRS; in 2017, that maximum was $18,000 plus an additional $6,000 for those age 50 and above. After the first full year of employment, CVS Health will match the employee’s deferral dollar-for-dollar up to a maximum equaling 5% of total eligible compensation. CVS Health’s matching cash contributions into the CVS Health Future Fund for the named executive officers who participated are a component of the All Other Compensation Table on page 55.

We offer other benefits that are available to eligible employees, including executive officers, as follows.

Deferred Compensation Plan and Deferred Stock Plan

Eligible executive officers may choose to defer earned and vested compensation into the Deferred Compensation Plan (DCP) and the Deferred Stock Compensation Plan (DSP), which are available to any U.S. employees meeting the Plans’ eligibility criteria. The plans are intended to provide retirement savings in a tax-efficient manner and to enhance stock ownership. The DCP offers a variety of investment crediting choices, none of which represents an above-market return. The individual contributions of each of the named executive officers during fiscal 2017 to the DCP and the DSP, including earnings on those contributions, any distributions during 2017 and total account balances as of the end of 2017, are shown in the Nonqualified Deferred Compensation Table on page 60.

Perquisites and Other Personal Benefits

We provide the following personal benefits to our named executive officers:

●

Financial planning: An allowance to cover the cost of a Company-provided financial planner to assist with personal financial and estate planning. We believe it is important to provide to our executives the professional expertise required to ensure that they maximize the efficiencies of our compensation and benefit programs and are able to devote their full attention to the management of the Company.

●

Limited personal use of corporate aircraft: We maintain corporate aircraft that may be used by our employees to conduct Company business. Pursuant to an executive security program established by the Board upon the Committee’s recommendation, the CEO is required to use our aircraft for all travel needs, including personal travel, in order to minimize and more efficiently use his travel time, protect the confidentiality of his travel and our business, and enhance his personal security. Certain other named executive officers were also permitted to use our corporate aircraft for personal travel on a very limited basis during fiscal 2017. The amounts are included in “All Other Compensation” and described in the notes following the Summary Compensation Table.

●

Home security: An allowance to the named executive officers to cover the costs of the installation and maintenance of home security monitoring systems. While the Committee believes these security costs are business expenses, disclosure of these costs as personal benefits is required.

The value of all of these items is treated as income taxable to the executives. The aggregate incremental cost to the Company of providing these personal benefits to each of the named executive officers during fiscal 2017 is shown in the Summary Compensation Table on page 54.

Agreements with Executive Officers
As previously disclosed, we have an employment agreement (Employment Agreement) with Mr. Merlo and change in control agreements (CIC Agreements, and together with the Employment Agreement, the Agreements) with Messrs. Denton, Roberts and Moriarty. Ms. Foulkes left the Company in February 2018.

The Committee believes that the interests of stockholders are best served by ensuring that the interests of our senior management are aligned with our stockholders. The change-in-control provisions of the Agreements are intended to eliminate, or at least reduce, the reluctance of senior management to pursue potential change-in-control transactions that may be in stockholders’ best interests. The Agreements serve to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which CVS Health requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the Agreements provide certain specified “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. The Committee believes a “double trigger” severance benefit provision is more appropriate, as it provides an incentive for greater continuity in management following a change in control. “Double trigger” benefits require that two events occur in order for severance to be paid, typically a change in control followed by the executive’s involuntary termination of employment. The 2010 and 2017 Incentive Compensation Plans that govern the terms of outstanding equity awards require a “double trigger” for vesting of equity change in control benefits.

50	2018 Proxy Statement

Report of the Compensation Committee:	Detailed Program Discussion

The Committee reviews the severance benefits annually with the assistance of its compensation consultant to evaluate both their effectiveness and competitiveness. The review for fiscal 2017 found the current level of benefits to be within competitive norms for design. Details of payments made to the executives upon a change in control and various termination scenarios; provisions for the treatment of equity awards, SERP and other benefits; and estimated payments that would be made to the executives whose employment terminates following a change in control may be found in Payments/(Forfeitures) Under Termination Scenarios beginning on page 60.

Supplemental Executive Retirement Plan
We maintain an unfunded supplemental retirement plan (SERP), which is designed to supplement the retirement benefits of selected executive officers. The SERP is a legacy plan in which participation has decreased over the years as individuals have retired, and we have not provided SERP benefits to new participants since 2010. Mr. Merlo is the only active executive officer in the SERP. Mr. Merlo has reached the maximum amount of service under the SERP based on his more than 30 years with the Company. As a result, any increase to his benefits would be primarily as a result of performance-based bonuses. See the Pension Benefits Table on page 59 for more information.

Key Policies Related to Compensation

Recoupment

Effective with performance cycles beginning in 2009, we have maintained a recoupment policy that applies to all annual and long-term incentive awards granted to executive officers. The policy applies in cases where financial or operational results used to determine an award amount are meaningfully altered based on fraud or material financial misconduct (collectively, Misconduct), as determined by the Board, and applies to any executive officer determined to have been involved in the Misconduct.

The policy applies to Misconduct committed during the performance period that is discovered during the performance period or the three-year period following the performance period. The policy allows us to recoup the entire award, not only excess amounts generated by the Misconduct, subject to the determination of the Board, and the policy may apply even where there is no financial restatement.

CVS Health’s Anti-Gross-Up Policy

CVS Health maintains a broad policy against tax gross-ups. The only current exception to our anti-gross-up policy is for tax payments that may be due under our broad-based relocation policy, which is applicable to a large number of employees (i.e., those who must relocate upon hire, transfer or promotion).

Insider Trading Policy, Including Anti-Pledging and Hedging

A significant percentage of executive compensation has been payable in CVS Health common stock. The Board and executive management of CVS Health take seriously their responsibilities and obligations to exhibit the highest standards of behavior relative to selling and trading our stock. All transactions in our stock contemplated by any director, executive officer or designated employee who has a significant role in, or access to, our financial reporting process (collectively, lnsiders), must be pre-cleared by either the General Counsel or the Corporate Secretary. Insiders are generally prohibited from trading in any of our securities except during periods of varying length beginning shortly after the release of our financial results for each quarter, and Insiders and other employees may be required to refrain from trading during other designated periods when significant developments or announcements are anticipated. In addition, it is our policy that Insiders and other employees may not engage in any of the following activities with respect to our securities:

●	Trading in our securities on a short-term basis (stock purchased in the open market must be held for at least six months);
●	Purchasing stock on margin or pledging our stock or any stock incentive award as collateral for a loan or margin account;
●	Engaging in short sales or purchases of our stock;
●	Buying or selling puts, calls, exchange traded options or other derivative securities; or
●	Engaging in any other hedging transactions, which includes transactions designed to offset any decrease in the market value of equity securities.

Our most senior executives and Board members are generally required to transact in our stock pursuant to a 10b5-1 trading plan, and our other executives are encouraged to use trading plans. A trading plan is a contract that allows the individual to sell a pre-determined number of shares at a time in the future when pre-determined conditions in the plan are met. However, there are extensive guidelines that govern the use of 10b5-1 trading plans including the timing of entry or modification of a plan, the price at which shares will be traded, a “cooling off” period during which no trades can take place, minimum and maximum terms, restrictions on the number of plans an individual can maintain, a prohibition on trading outside of the plan, and pre-approval of plans (and any modification of plans) by the General Counsel or Corporate Secretary.

cvshealthannualmeeting.com	51

Report of the Compensation Committee:	Detailed Program Discussion

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (IRC 162(m)), as amended by the recently enacted Tax Cuts and Jobs Act of 2017 (the 2017 Act), generally disallows a deduction for federal tax purposes to any publicly traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer and the three other most highly compensated executive officers at year end. Prior to the amendment, qualifying “performance-based compensation” was not subject to the deduction limitation if specified requirements were met. Under the 2017 Act, the performance-based exception has been repealed with respect to federal income taxes. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.

The Committee has historically designed certain portions of our named executive officers’ compensation in order to qualify such compensation as performance-based compensation under IRC 162(m). While the Committee considers the deductibility of executive compensation under IRC 162(m), the Committee believes it is important to retain flexibility to structure the Company’s executive compensation program and practices in a manner that the Committee determines is in the best interests of CVS Health and its stockholders. The Committee retains discretion to operate the Company’s executive compensation programs in a manner designed to promote varying company goals. As a result, the Committee may from time to time conclude that certain compensation arrangements are in the best interests of CVS Health and its stockholders and consistent with its compensation philosophy and strategy, despite the fact that the arrangements might not qualify for tax deductibility. The Committee is continuing to assess the impact of IRC 162(m), as amended, on the Company’s executive compensation programs and practices.

Non-GAAP Financial Measures Used in Compensation Discussion and Analysis

Throughout this Compensation Discussion and Analysis, we refer to various financial measures. The majority of these financial measures are calculated in accordance with U.S. generally accepted accounting principles, or GAAP. However, there are some financial measures that management adjusts in order to assess our year-over-year performance. These adjusted financial measures are commonly referred to as non-GAAP. An explanation of how we calculate these non-GAAP financial measures is included below.

Adjusted Income from Continuing Operations

Adjusted Income from Continuing Operations Attributable to CVS Health is defined as follows:

●	Income before income tax provision
●	Plus (minus): Non-GAAP adjustments not part of the underlying business performance
●	Less: Adjusted income tax provision (using the adjusted effective tax rate, adjusted for the items above)
●	Plus (minus): Net loss (income) attributable to noncontrolling interest
●	Less: Earnings allocated to participating securities

Adjusted Operating Profit (MIP) or MIP Adjusted Operating Profit

Adjusted Operating Profit (MIP) or MIP Adjusted Operating Profit is defined as earnings before interest and taxes adjusted for certain items. For the purposes of measuring performance against established targets in any period, when applicable those excluded items comprise certain legal settlements, store rationalization impairment charges, settlements of pension obligations, goodwill impairments, the impact of hurricanes, severance-related costs, and activity related to newly acquired or divested businesses.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less net additions to property and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

RoNA or Return on Net Assets

RoNA, or Return on Net Assets, is calculated by dividing adjusted net operating profit after tax (Adjusted NOPAT) by the most recent two year’s Adjusted Average Net Assets. Adjusted NOPAT is Operating Profit adjusted for certain financial items described below. Adjusted Average Net Assets for the purposes of this calculation is defined as current assets plus net fixed assets less accounts payable and accrued expenses adjusted for certain financial items described below. For the purposes of measuring performance against established targets in any period, Adjusted NOPAT and Adjusted Average Net Assets exclude from operating profit and average net assets, respectively, after tax amounts related to newly acquired or divested businesses, adjustments to legal reserves in connection with certain legal settlements, store rationalization impairment charges, settlements of pension obligations, goodwill impairments, the impact of hurricanes, and severance-related costs. The impact of tax reform is also reversed. Adjusted Average Net Assets also excludes cash associated with the pre-funding for the 2017 accelerated share repurchase agreement, as well as the financial impact of the change in accounting principle associated with the classification of deferred tax assets.

52	2018 Proxy Statement

Report of the Compensation Committee:	Detailed Program Discussion

Relative TSR Peer Group for 2018 LTIP

S&P 500 Health Care

Abbott Laboratories	CVS Health Corporation	Medtronic plc
AbbVie Inc.	Danaher Corporation	Merck & Co., Inc.
Aetna Inc.	DaVita Inc.	Mettler-Toledo International Inc.
Agilent Technologies, Inc.	Dentsply Sirona Inc.	Mylan N.V.
Alexion Pharmaceuticals, Inc.	Edwards Lifesciences Corporation	Patterson Companies, Inc.
Align Technology, Inc.	Eli Lilly and Company	PerkinElmer, Inc.
Allergan plc	Envision Healthcare Corporation	Perrigo Company plc
AmerisourceBergen Corporation	Express Scripts Holding Company	Pfizer Inc.
Amgen Inc.	Gilead Sciences, Inc.	Quest Diagnostics Incorporated
Anthem, Inc.	HCA Healthcare, Inc.	Regeneron Pharmaceuticals, Inc.
Baxter International Inc.	Henry Schein, Inc.	Stryker Corporation
Becton, Dickinson and Company	Hologic, Inc.	The Cooper Companies, Inc.
Biogen Inc.	Humana Inc.	Thermo Fisher Scientific Inc.
Boston Scientific Corporation	IDEXX Laboratories, Inc.	UnitedHealth Group Incorporated
Bristol-Myers Squibb Company	Illumina, Inc.	Universal Health Services, Inc.
Cardinal Health, Inc.	Incyte Corporation	Varian Medical Systems, Inc.
Celgene Corporation	Intuitive Surgical, Inc.	Vertex Pharmaceuticals Incorporated
Centene Corporation	Johnson & Johnson	Waters Corporation
Cerner Corporation	Laboratory Corporation of America Holdings	Zimmer Biomet Holdings, Inc.
Cigna Corporation	Mallinckrodt Public Limited Company	Zoetis Inc.
McKesson Corporation

S&P 500 Consumer Staples

Altria Group, Inc.	General Mills, Inc.	The Clorox Company
Archer-Daniels-Midland Company	Hormel Foods Corporation	The Coca-Cola Company
Brown-Forman Corporation	Kellogg Company	The Estée Lauder Companies Inc.
Campbell Soup Company	Kimberly-Clark Corporation	The Hershey Company
Church & Dwight Co., Inc.	McCormick & Company, Incorporated	The J. M. Smucker Company
Colgate-Palmolive Company	Molson Coors Brewing Company	The Kraft Heinz Company
Conagra Brands, Inc.	Mondelez International, Inc.	The Kroger Co.
Constellation Brands, Inc.	Monster Beverage Corporation	The Procter & Gamble Company
Costco Wholesale Corporation	Pepsico, Inc.	Tyson Foods, Inc.
Coty Inc.	Philip Morris International Inc.	Wal-Mart Stores, Inc.
CVS Health Corporation	Reynolds American Inc.	Walgreens Boots Alliance, Inc.
Dr. Pepper Snapple Group, Inc.	Sysco Corporation	Whole Foods Market, Inc.

cvshealthannualmeeting.com	53

Executive Compensation Tables

Summary Compensation Table

The following Summary Compensation Table shows information about the compensation received by our CEO, CFO and each of our three other most highly compensated executive officers for services rendered in all capacities during the 2017 fiscal year.

Summary Compensation Table

Name & Principal 2017 Positions [1]	Year	Salary ($)	Bonus ($)	Stock Awards ($) 2 3 4	Option Awards ($) 2 3	Non-Equity Incentive Plan Compensation ($) [5]	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($) [6]	All Other Compensation ($) [7]	Total ($)
Larry J. Merlo President and Chief Executive Officer	2017	1,630,000	–	3,374,960	3,374,998	3,118,800	–	754,106	12,252,864
	2016	1,630,000	–	3,999,931	3,999,990	7,882,000	–	847,456	18,359,377
	2015	1,560,000	–	6,749,900	3,999,993	9,692,596	6,087,680	852,885	28,943,054
David M. Denton Executive Vice President and Chief Financial Officer	2017	850,000	–	999,977	999,997	1,193,000	–	334,979	4,377,953
	2016	850,000	–	999,983	999,987	2,380,000	–	319,026	5,548,996
	2015	843,750	–	1,874,937	874,999	3,077,597	–	289,298	6,960,581
Helena B. Foulkes Executive Vice President and President – CVS Pharmacy	2017	950,000	–	1,499,965	1,499,990	–	–	169,006	4,118,961
	2016	950,000	–	999,983	999,987	2,002,000	–	210,213	5,162,183
	2015	925,000	–	1,749,937	874,999	2,283,078	–	232,314	6,065,328

Jonathan C. Roberts Executive Vice President and Chief – Operating Officer	2017	1,033,333	–	1,999,953	1,999,994	1,605,000	–	244,484	6,882,764
	2016	950,000	–	2,249,961	2,249,999	2,907,000	–	274,147	8,631,107
	2015	937,500	–	2,124,898	999,995	3,397,597	–	280,559	7,740,549

Thomas M. Moriarty Executive Vice President, Chief Policy and External Affairs Officer and General Counsel	2017	750,000	–	1,249,971	1,249,998	1,160,000	–	102,585	4,512,554
	2016	750,000	–	999,983	999,987	2,026,000	–	174,770	4,950,740
	2015	730,000	–	1,624,975	749,989	2,656,298	–	163,131	5,924,393

[1]

On March 2, 2017, the Company announced that Mr. Roberts was appointed Executive Vice President and Chief Operating Officer and Mr. Moriarty was appointed Executive Vice President, Chief Policy and External Affairs Officer and General Counsel. Ms. Foulkes resigned from the Company effective February 9, 2018. For purposes of 2017 disclosure, this proxy statement reflects each executive’s title as of December 31, 2017.

[2]	The figures shown are the full grant date fair value of time-based RSU awards and option awards made to each executive in 2017.
[3]

For a discussion of the assumptions and methodologies used to value the stock and option awards, please see the discussion of stock awards and option awards contained in our 2017 Annual Report to Stockholders, Notes to Consolidated Financial Statements at Note 10, “Stock Incentive Plans”.

[4]

The amount reported for 2015 includes 50% of the value of the LTIP award granted to each executive in that year, representing the portion of the LTIP to be settled in stock at target performance. As discussed on page 35, in response to stockholder feedback, beginning with the 2016-2018 performance cycle LTIP awards are now denominated in cash and settled 100% in stock (rather than cash and stock). As a result and consistent with SEC reporting rules, the full amount of the LTIP award to be paid in 2016 and 2017 will be reported in the Summary Compensation Table in the Non-Equity Incentive Plan column for the year it vests, not the year of grant.

If these changes had not been made to the LTIP design, the following additional amounts would have been reported in both 2016 and 2017: Mr. Merlo $3,375,000; Mr. Denton $1,000,000; Ms. Foulkes $1,000,000; and Mr. Moriarty $937,500. For Mr. Roberts, the additional amount would have been $1,500,000 in 2016 and $1,875,000 in 2017.

[5]

The figures shown include amounts earned in 2017 as annual cash incentive awards (see page 44) and the cash portion of the 2015 LTIP award (see page 46). Beginning with the 2016-2018 performance cycle, LTIP awards will now be settled in stock and reported in the final year of the cycle. Awards will be reported in the Non-Equity Incentive Plan column because they are denominated in cash and then paid in common stock that is subject to a two-year holding requirement.

[6]

The amounts reported in this column represent only changes in pension value, as the Company does not pay above-market earnings on deferred compensation. The value of Mr. Merlo’s pension benefit decreased by $751,844 in 2017 from the prior year’s valuation; however, under SEC rules the negative change in the pension value is disclosed as $0. The Company adopted a policy in 2010 stating that it will not offer SERP benefits to new participants. Mr. Merlo is the only executive participant in the SERP. For additional information on the SERP, see “Pension Benefits” beginning on page 58.

[7]	Set forth below is additional information regarding the amounts disclosed in the All Other Compensation column for 2017.

54	2018 Proxy Statement

Executive Compensation Tables:	Summary Compensation Table

All Other Compensation – 2017

Name & Principal 2017 Positions	Perquisites & Other Personal Benefits A ($)	Company Contributions to Defined Contribution Plans B ($)	Other C ($)
Larry J. Merlo	68,146	200,600	485,360
President and Chief Executive Officer
David M. Denton	21,391	24,000	289,588
Executive Vice President and Chief Financial Officer
Helena B. Foulkes	15,360	85,100	68,546
Executive Vice President and President – CVS Pharmacy
Jonathan C. Roberts	25,204	109,517	109,763
Executive Vice President and Chief Operating Officer
Thomas M. Moriarty	20,755	24,000	57,830
Executive Vice President, Chief Policy and External Affairs Officer and General Counsel
A

The amounts above reflect the following: for Mr. Merlo, $15,000 for financial planning services, $180 for home security, $44,966 associated with personal use of company aircraft and $8,000 associated with the CVS Health Charity Classic; for Mr. Denton, $15,000 for financial planning services, $465 for home security and $5,926 associated with personal use of company aircraft; for Ms. Foulkes, $15,000 for financial planning services and $360 for home security; for Mr. Roberts, $15,000 for financial planning services, $1,932 for home security, $272 associated with personal use of company aircraft and $8,000 associated with the CVS Health Charity Classic; for Mr. Moriarty, $15,000 for financial planning services, $755 associated with personal use of company aircraft and $5,000 associated with the CVS Health Charity Classic. The Company determines the amount associated with personal use of Company aircraft by calculating the incremental cost to the Company based on the cost of fuel, trip-related maintenance, deadhead flights, crew travel expenses, landing fees, trip-related hangar costs and smaller variable expenses.

B

For 2017, this amount includes Company matching contributions to the CVS Health Future Fund of $13,500 for each of Messrs. Merlo, Denton, Roberts and Moriarty and Ms. Foulkes. It also includes Company matching contributions credited to notional accounts in the unfunded Deferred Compensation Plan equal to: for Mr. Merlo $187,100; for Mr. Denton, $10,500; for Ms. Foulkes, $71,600; for Mr. Roberts, $96,017; and for Mr. Moriarty, $10,500.

C

This amount includes cash dividend equivalents paid by the Company on unvested RSUs as follows: for Mr. Merlo, $316,012; for Mr. Denton, $289,588; for Ms. Foulkes, $68,546; for Mr. Roberts, $98,111; and for Mr. Moriarty, $57,830. Also includes cash dividends paid by the Company on deferred RSUs, as noted in the Nonqualified Deferred Compensation table: for Mr. Merlo, $169,348 and Mr. Roberts, $11,652.

cvshealthannualmeeting.com	55

Target Table of Contents

Executive Compensation Tables:	Grants of Plan-Based Awards

Grants of Plan-Based Awards

This table reflects awards granted under our annual cash incentive plan for 2017, the 2017 – 2019 LTIP cycle, and the annual equity awards for 2017, which include stock options and RSUs.

Grants of Plan-Based Awards – 2017

			Date of Committee Action		Est. Future Payouts Under Non-Equity Incentive Plan Awards [1]			Est. Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name & Principal 2017 Positions	Award Type			Grant Date	Threshold ($) [2]	Target ($)	Maximum ($)	Threshold (#) [2]	Target (#)	Maximum (#)
Larry J. Merlo President and Chief Executive Officer	Stock Options		2/15/2017	4/3/2017								338,105	78.05	3,374,998
	Annual RSUs		2/15/2017	4/3/2017							43,241			3,374,960
	Annual Cash				1,630,000	3,260,000	6,520,000
	LTIP (17-19)	[1]	2/15/2017		2,700,000	6,750,000	13,500,000	–	–	–				–
David M. Denton Executive Vice President and Chief Financial Officer	Stock Options		2/15/2017	4/3/2017								100,179	78.05	999,997
	Annual RSUs		2/15/2017	4/3/2017							12,812			999,977
	Annual Cash				637,500	1,275,000	2,550,000
	LTIP (17-19)	[1]	2/15/2017		800,000	2,000,000	4,000,000	–	–	–				–
Helena B. Foulkes Executive Vice President and President – CVS Pharmacy	Stock Options		2/15/2017	4/3/2017								150,268	78.05	1,499,990
	Annual RSUs		2/15/2017	4/3/2017							19,218			1,499,965
	Annual Cash				712,500	1,425,000	2,850,000
	LTIP (17-19)	[1]	2/15/2017		800,000	2,000,000	4,000,000	–	–	–				–
Jonathan C. Roberts Executive Vice President and Chief Operating Officer	Stock Options		2/15/2017	4/3/2017								200,358	78.05	1,999,994
	Annual RSUs		2/15/2017	4/3/2017							25,624			1,999,953
	Annual Cash				918,750	1,837,500	3,675,000
	LTIP (17-19)	[1]	2/15/2017		1,500,000	3,750,000	7,500,000	–	–	–				–
Thomas M. Moriarty Executive Vice President, Chief Policy and External Affairs Officer and General Counsel	Stock Options		2/15/2017	4/3/2017								125,224	78.05	1,249,998
	Annual RSUs		2/15/2017	4/3/2017							16,015			1,249,971
	Annual Cash				562,500	1,125,000	2,250,000
	LTIP (17-19)	[1]	2/15/2017		750,000	1,875,000	3,750,000	–	–	–				–
[1]

Represents the value, denominated in cash, at grant. Beginning with the 2016-2018 LTIP cycle, awards will be settled 100% in CVS Health common stock adjusted for performance. At the end of the three year cycle, final awards will be disclosed in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation”. Prior to the 2016-2018 LTIP cycle, awards were settled in equal portions of stock and cash and reported in the Option Exercises and Stock Vested Table and the Summary Compensation Table, respectively.

[2]	Represents the threshold achievement in order to receive a payout under the respective plan; performance below threshold results in no payout.

The stock option awards shown above vest in equal installments on the first, second, third and fourth anniversaries of the date of grant and expire seven years from the date of grant. As described above, our policy is to establish the exercise price for stock options as the closing sale price of our common stock on the grant date. Annual RSU grants typically vest in increments of 50% on the third anniversary of the date of grant and 50% on the fifth anniversary of the date of grant.

56	2018 Proxy Statement

Executive Compensation Tables:	Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

This table reflects stock option and RSU awards granted to our named executive officers under our ICPs that were outstanding as of December 31, 2017.

Outstanding Equity Awards at 2017 Year-End

	Stock Option Awards						Stock Awards
Name & Principal 2017 Positions	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) [1]
Larry J. Merlo President and Chief Executive Officer	4/2/2012	332,736	–	[2]	45.07	4/2/2019	4/1/2013	36,678	[4]	2,659,155
	4/1/2013	314,713	–	[2]	54.53	4/1/2020	4/1/2014	26,922	[4]	1,951,845
	4/1/2014	251,772	83,925	[2]	74.29	4/1/2021	4/1/2015	39,115	[4]	2,835,838
	4/1/2015	136,964	136,965	[2]	102.26	4/1/2022	4/1/2016	38,160	[4]	2,766,600
	4/1/2016	71,696	215,091	[2]	104.82	4/1/2023	4/3/2017	43,241	[4]	3,134,973
	4/3/2017	–	338,105	[2]	78.05	4/3/2024
David M. Denton Executive Vice President and Chief Financial Officer	4/1/2014	47,207	15,736	[2]	74.29	4/1/2021	4/1/2010	4,313	[5]	312,693
	4/1/2015	29,960	29,962	[2]	102.26	4/1/2022	4/1/2013	12,608	[4]	914,080
	4/1/2016	17,924	53,772	[2]	104.82	4/1/2023	4/1/2014	5,048	[4]	365,980
	4/3/2017	–	100,179	[2]	78.05	4/3/2024	4/1/2014	100,000	[6]	7,250,000
							4/1/2015	8,556	[4]	620,310
							4/1/2016	9,540	[4]	691,650
							4/3/2017	12,812	[4]	928,870
Helena B. Foulkes Executive Vice President and President – CVS Pharmacy	4/2/2012	19,965	–	[2]	45.07	4/2/2019	4/1/2009	2,670	[5]	193,575
	4/1/2014	39,339	13,113	[2]	74.29	4/1/2021	4/1/2010	2,416	[5]	175,160
	4/1/2015	29,960	29,962	[2]	102.26	4/1/2022	4/2/2013	4,585	[4]	332,413
	4/1/2016	17,924	53,772	[2]	104.82	4/1/2023	4/1/2014	4,206	[4]	304,935
	4/3/2017	–	150,268	[2]	78.05	4/3/2024	4/1/2015	8,556	[4]	620,310
							4/1/2016	9,540	[4]	691,650
							4/3/2017	19,218	[4]	1,393,305
Jonathan C. Roberts Executive Vice President and Chief Operating Officer	4/2/2012	77,639	–	[2]	45.07	4/2/2019	4/1/2013	8,024	[4]	581,740
	9/4/2012	108,870	–	[3]	45.93	9/4/2022	4/1/2014	5,889	[4]	426,953
	4/1/2013	68,844	–	[2]	54.53	4/1/2020	4/1/2015	9,778	[4]	708,905
	4/1/2014	55,074	18,359	[2]	74.29	4/1/2021	4/1/2016	21,465	[4]	1,556,213
	4/1/2015	34,241	34,241	[2]	102.26	4/1/2022	4/3/2017	25,624	[4]	1,857,740
	4/1/2016	40,329	120,989	[2]	104.82	4/1/2023
	4/3/2017	–	200,358	[2]	78.05	4/3/2024
Thomas M. Moriarty Executive Vice President, Chief Policy and Ext. Affairs Officer and General Counsel	4/1/2014	47,207	15,736	[2]	74.29	4/1/2021	4/1/2013	5,731	[4]	415,498
	4/1/2015	25,680	25,681	[2]	102.26	4/1/2022	4/1/2014	5,048	[4]	365,980
	4/1/2016	17,924	53,772	[2]	104.82	4/1/2023	4/1/2015	7,334	[4]	531,715
	4/3/2017	–	125,224	[2]	78.05	4/3/2024	4/1/2016	9,540	[4]	691,650
							4/3/2017	16,015	[4]	1,161,088
[1]	The value of the RSUs is based on $72.50, which was the closing sale price of our stock on December 29, 2017, the last trading day of our fiscal year.
[2]	The stock options vest in one-quarter increments on each of the first, second, third and fourth anniversaries of the date of grant.
[3]	The stock options vest in one-third increments on each of the third, fourth and fifth anniversaries of the date of grant and expire ten years from the date of grant.
[4]	RSUs vest in increments of 50% on the third anniversary of the grant date and on the fifth anniversary of the grant date.
[5]	RSUs vest on the executive’s 55th birthday.
[6]	RSUs vest on the seventh anniversary of the date of grant.

cvshealthannualmeeting.com	57

Executive Compensation Tables:	Option Exercises and Stock Vested

Option Exercises and Stock Vested

The table below reflects information for the fiscal year ended December 31, 2017 concerning options exercised and the vesting of previously granted RSUs and non-transferable shares for each of the named executive officers. The value of the shares acquired upon exercise of the options and the shares represented by the vesting of RSUs is based on the closing sale price of our stock on the date of exercise and the date of vesting, respectively.

Option Exercises and Stock Vested – 2017

	Option Awards		Stock Awards
Name & Principal 2017 Positions	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) [1]	Value Realized on Vesting ($) [2]
Larry J. Merlo President and Chief Executive Officer	317,644	14,822,522	83,139	6,368,997
David M. Denton Executive Vice President and Chief Financial Officer	434,311	16,160,408	24,230	1,844,812
Helena B. Foulkes Executive Vice President and President – CVS Pharmacy	80,005	2,846,521	9,199	722,122
Jonathan C. Roberts Executive Vice President and Chief Operating Officer	146,939	6,809,994	33,425	2,552,580
Thomas M. Moriarty Executive Vice President, Chief Policy and External Affairs Officer and General Counsel	110,814	3,172,771	16,406	1,256,673
[1]	Includes RSUs vested during 2017 and the share portion of the 2015-2017 LTIP cycle issued in early 2018.
[2]

Includes the RSU value deferred during 2017, which is also shown in the Nonqualified Deferred Compensation Table: for Ms. Foulkes, $330,171; for Mr. Roberts, $1,385,545; and for Mr. Moriarty, $545,539.

Pension Benefits

We maintain an unfunded supplemental retirement plan (SERP), which is designed to supplement the retirement benefits of select executives in lieu of a qualified defined benefit plan. The SERP is a legacy plan in which participation has decreased over the years as participants have retired, and the Company has not provided SERP benefits to new participants since 2010. Mr. Merlo is the only active executive officer participating in the SERP.

Under the SERP’s benefit formula, participants (including Mr. Merlo and certain retired executives) will receive an annual benefit commencing on the later of age 55 or retirement, equal to 1.6% of a three-year average of final compensation (as defined in the SERP) for each year of service up to 30 years, with no offset for any amounts provided by our qualified plans, Social Security or other retirement benefits. Final compensation for purposes of the SERP benefit formula is the average of the executive’s three highest years of annual salary and annual cash bonus during the last ten years of service. The estimated credited years of benefit service for Mr. Merlo as of the measurement date of December 31, 2017 was 30 years (Mr. Merlo’s years of service are capped at 30, in accordance with the terms of the SERP). Benefits under the SERP formula are payable in annual installments for the life of the executive, unless the executive has made an advance election in accordance with plan and IRS rules to have the benefit paid in the form of a lump sum or joint and survivor annuity of equivalent actuarial value. Mr. Merlo has made an election to receive his entire benefit payable on account of termination of employment in the form of a lump sum.

No benefits are payable to an eligible executive until he terminates employment. As of the measurement date, Mr. Merlo was eligible for an immediate benefit.

As Mr. Merlo has reached the maximum amount of service under the SERP based on his more than 30 years with the Company, any benefit increases are primarily as a result of performance-based bonuses. In addition, because the SERP is a defined benefit plan, it is subject to certain actuarial variations including discount rates and mortality table assumptions. As a result, Mr. Merlo’s benefit decreased by $751,844 during 2017.

The accumulated value in the Pension Benefits Table and Summary Compensation Table is based on the benefit accrued as of the measurement date payable as a lump sum commencing on the earliest unreduced retirement age (55) using assumptions which include a 2.50% discount rate as of December 31, 2017. Mr. Merlo is fully vested in his accrued benefit. For further information regarding pension assumptions, please see the Notes to the Consolidated Financial Statements in our Annual Report to Stockholders for the fiscal year ended December 31, 2017.

58	2018 Proxy Statement

Executive Compensation Tables:	Nonqualified Deferred Compensation

Pension Benefits – 2017

Name & Principal 2017 Positions	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry J. Merlo	SERP	30	42,992,002	–
President and Chief Executive Officer
David M. Denton	N/A	–	–	–
Executive Vice President and Chief Financial Officer
Helena B. Foulkes	N/A	–	–	–
Executive Vice President and President – CVS Pharmacy
Jonathan C. Roberts	N/A	–	–	–
Executive Vice President and Chief Operating Officer
Thomas M. Moriarty	N/A	–	–	–
Executive Vice President, Chief Policy and External Affairs Officer and General Counsel

Nonqualified Deferred Compensation

Executive officers and selected members of senior management may participate in the Deferred Compensation Plan (DCP) and the Deferred Stock Plan (DSP). The DCP allows participants to defer payment of a portion of their salary and all or a portion of their annual cash incentive (and in the case of executive officers, all or a portion of any LTI plan cash award) to facilitate their personal retirement or financial planning. For participants in the DCP, we provide a maximum match of up to 5% of the salary and annual cash incentive deferred, plus an additional match for matching contributions only on amounts that cannot be deferred into qualified 401(k) plans due to IRS plan limits.

The investment crediting options for the DCP mirror those offered for the CVS Health Future Fund, which is the Company’s 401(k) plan. Each year, the amount of a participant’s deferred compensation account increases or decreases based on the appreciation and/or depreciation in the value of the investment crediting alternatives selected by the participant. There are no vesting requirements on deferred compensation accounts.

Executive officers and selected members of management are eligible to participate in the DSP, in which they may elect to defer settlement of RSUs beyond the scheduled vesting date. Dividend equivalents are reinvested during the deferral period. Ms. Foulkes and Messrs. Roberts and Moriarty deferred portions of their equity-based compensation in the DSP. Executive officers are not permitted to defer proceeds of stock option exercises.

The amounts shown in the table below for “Cash” and “Stock” were deferred pursuant to the DCP and the DSP, respectively.

cvshealthannualmeeting.com	59

Executive Compensation Tables:	Payments/(Forfeitures) Under Termination Scenarios

Nonqualified Deferred Compensation – 2017

Name & Principal 2017 Positions	Type	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions ($) [4]	Aggregate Balance at Last FYE ($) [5]
Larry J. Merlo President and Chief Executive Officer	Cash	475,600	187,100	793,772	–	6,484,599
	Stock	–	–	(4,298,131)	169,348	71,345,637

David M. Denton Executive Vice President and Chief Financial Officer	Cash	–	10,500	3,262	–	39,688
	Stock	–	–	–	–	–

Helena B. Foulkes Executive Vice President and President – CVS Pharmacy	Cash	397,600	71,600	381,425	–	2,797,955
	Stock	1,580,128	–	(281,692)	–	4,110,661

Jonathan C. Roberts Executive Vice President and Chief Operating Officer	Cash	394,033	96,017	814,602	–	6,913,728
	Stock	3,135,501	–	(734,990)	11,652	11,306,400

Thomas M. Moriarty Executive Vice President, Chief Policy and External Affairs Officer and General Counsel	Cash	1,250,000	10,500	1,491,445	–	8,317,662
	Stock	2,341,036	–	(245,564)	–	2,644,944

[1]	The cash contributions include amounts shown for 2017 in the Salary column of the Summary Compensation Table as follows: for Mr. Merlo, $81,500; for Ms. Foulkes, $47,500; and for Mr. Roberts, $103,333. All other amounts represent non-equity incentive compensation deferred during 2017. The stock contributions for Ms. Foulkes and Messrs. Moriarty and Roberts include deferred settlement under the DSP of RSUs granted in prior years that vested in 2017, and also include the deferred settlement under the DSP of shares granted under the LTIP for the 2014-2016 cycle that were credited to their accounts in 2017.
[2]	All amounts shown are also disclosed in the Summary Compensation Table under “All Other Compensation” and reflect amounts credited and/or earned in 2017.
[3]	All earnings shown on the Stock line are attributable to dividend equivalents credited as additional deferred RSUs and changes in our common stock price.
[4]	All amounts distributed from the DSP include cash dividend equivalent payments.
[5]	The following amounts included in this column have been previously reported in the Summary Compensation Tables of our annual proxy statements since 2007:

	Cash	Stock
Mr. Merlo	$3,814,423	$19,486,349
Mr. Denton	31,675	–
Ms. Foulkes	912,551	–
Mr. Roberts	4,247,025	2,065,065
Mr. Moriarty	4,562,000	–

Payments/(Forfeitures) Under Termination Scenarios

The tables below show the amounts that would be received or forfeited by each named executive officer under various termination scenarios, assuming (1) that the termination occurred on December 31, 2017 and (2) that amounts that have been paid or are payable in all events, such as the non-equity incentive amounts earned with respect to fiscal year 2017 and disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 54, the amounts payable under the pension plans discussed beginning on page 58, and the amounts in the nonqualified deferred compensation plans discussed beginning on page 59, are not included in the tables below, nor is any amount for stock options that are vested and exercisable as of December 31, 2017.

With respect to the tables below:

●	Messrs. Denton and Moriarty and Ms. Foulkes were not eligible for retirement benefits as of December 31, 2017.

●	The amounts paid as base salary upon voluntary termination for Mr. Merlo reflects the Company’s option to continue to pay 50% of his salary for 18 months in consideration for compliance with a non-competition provision.

60	2018 Proxy Statement

Executive Compensation Tables:	Payments/(Forfeitures) Under Termination Scenarios

●

The option value is determined by multiplying the number of unvested options outstanding as of December 31, 2017 by the difference between the exercise price and $72.50, the closing sale price on December 29, 2017, the last trading day of the Company’s fiscal year. Generally, the option grant agreements provide for the following post-termination exercise periods, but in no case will the post-termination exercise period be longer than the original option term:

●	In the case of termination due to death, during the one-year period following termination;

●	In the case of constructive termination without cause prior to a change in control of the Company (CIC), during the severance period;

●	In the case of constructive termination without cause after a CIC, during the remainder of the option term; and

●	In the cases of termination for cause or voluntary termination, generally there is no post-termination exercise period.

●	The value of the RSUs is determined by multiplying the number of RSUs as of December 31, 2017 by $72.50, the closing sale price on December 29, 2017, the last trading day of our fiscal year.

●	Upon a CIC and subsequent termination of employment, all outstanding unvested stock options will vest in full and restrictions will lapse on all RSUs.

●

The value of LTIP cycles assumes that pro-rated payments are made for the outstanding 2016 – 2018 LTIP cycle (two-thirds) and 2017 – 2019 LTIP cycle (one-third); all outstanding performance cycles are assumed to be achieved at target and the value of prorated payments are made at target.

In the event of his covered termination prior to a CIC, Mr. Merlo would receive a cash severance payment equal to two times the sum of his annual base salary and his then-current annual cash incentive at target. In the event of a covered termination following a CIC, Mr. Merlo would receive a cash severance payment equal to three times the sum of his annual base salary and his then-current annual cash incentive at target, but under his amended employment contract such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Merlo a better after-tax result. Early retirement is defined in Mr. Merlo’s Employment Agreement and in his various stock option and RSU agreements. See “Agreements with Executive Officers” on page 50 for additional information.

Larry J. Merlo President and Chief Executive Officer	Death ($)	Termination For Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)	Approved Early Retirement ($)
Cash Severance Value
Base Salary	–	–	1,222,500	3,260,000	4,890,000	–
Bonus	–	–	–	6,520,000	9,780,000	–
Immediate Vesting of Equity
Value of Options	–	–	–	–	–	–
Value of RSUs	13,348,410	(13,348,410)	(13,348,410)	13,348,410	13,348,410	8,986,956
Value of LTIP Cycles	6,750,000	(6,750,000)	(6,750,000)	6,750,000	13,500,000	6,750,000
Benefits and Other
Health Insurance	–	–	–	26,425	39,637	–
SERP	–	–	–	–	–	–
Excise Tax Gross-Up	–	–	–	–	–	–
Total	20,098,410	(20,098,410)	(18,875,910)	29,904,835	41,558,407	15,736,956

With respect to each of the remaining named executive officers, in the event of his or her termination without cause or constructive termination prior to a CIC, pursuant to a restrictive covenant agreement and the Company’s Severance Plan for Non-Store Employees, the named executive officer is eligible for severance payments, provided that he or she executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customers and employees. In the event the named executive officer is terminated by the Company without cause or experiences a constructive termination prior to a CIC, he or she is eligible to receive up to 18 months of base salary as severance, paid in equal monthly installments, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation

cvshealthannualmeeting.com	61

Executive Compensation Tables:	Payments/(Forfeitures) Under Termination Scenarios

provisions. Each of the remaining named executive officers has entered into a CIC Agreement with the Company that specifies payments that would be made to him or her in the event of a CIC. In the event of a covered termination, the named executive officer would receive a cash severance payment equal to one and one-half times the sum of annual base salary and then-current annual cash incentive at target, full value at target achievement level for the 2016-2018 LTIP and 2017-2019 LTIP cycles, and immediate vesting of stock options and RSUs. Under the amended CIC Agreement such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give the named executive officer a better after-tax result. Tables for each of the remaining named executive officers are set forth below.

David M. Denton Executive Vice President and Chief Financial Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Cash Severance Value
Base Salary	–	–	–	1,275,000	1,275,000
Bonus	–	–	–	–	1,912,500
Immediate Vesting of Equity
Value of Options	–	–	–	–	–
Value of RSUs	11,083,583	(11,083,583)	(11,083,583)	1,936,040	11,083,583
Value of LTIP Cycles	2,000,000	(2,000,000)	(2,000,000)	2,000,000	4,000,000
Benefits and Other
Health Insurance	–	–	–	20,703	20,703
SERP	–	–	–	–	–
Excise Tax Gross-Up	–	–	–	–	–
Total	13,083,583	(13,083,583)	(13,083,583)	5,231,743	18,291,786

Helena B. Foulkes Executive Vice President and President – CVS Pharmacy	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Cash Severance Value
Base Salary	–	–	–	1,425,000	1,425,000
Bonus	–	–	–	–	2,137,500
Immediate Vesting of Equity
Value of Options	–	–	–	–	–
Value of RSUs	3,711,348	(3,711,348)	(3,711,348)	1,293,328	3,711,348
Value of LTIP Cycles	2,000,000	(2,000,000)	(2,000,000)	2,000,000	4,000,000
Benefits and Other
Health Insurance	–	–	–	20,839	20,839
SERP	–	–	–	–	–
Excise Tax Gross-Up	–	–	–	–	–
Total	5,711,348	(5,711,348)	(5,711,348)	4,739,167	11,294,687

62	2018 Proxy Statement

Executive Compensation Tables:	Payments/(Forfeitures) Under Termination Scenarios

Jonathan C. Roberts Executive Vice President and Chief Operating Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)	Approved Retirement ($)
Cash Severance Value
Base Salary	–	–	–	1,575,000	1,575,000	–
Bonus	–	–	–	–	2,756,250	–
Immediate Vesting of Equity
Value of Options	–	–	–	–	–	–
Value of RSUs	5,131,550	(5,131,550)	(5,131,550)	2,141,251	5,131,550	4,936,525
Value of LTIP Cycles	3,250,000	(3,250,000)	(3,250,000)	3,250,000	6,750,000	5,750,000
Benefits and Other
Health Insurance	–	–	–	20,905	20,905	–
SERP	–	–	–	–	–	–
Excise Tax Gross-Up	–	–	–	–	–	–
Total	8,381,550	(8,381,550)	(8,381,550)	6,987,156	16,233,705	10,686,525

Thomas M. Moriarty Executive Vice President, Chief Policy and External Affairs Officer and General Counsel		Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Cash Severance Value
Base Salary		–	–	–	1,125,000	1,125,000
Bonus		–	–	–	–	1,687,500
Immediate Vesting of Equity
Value of Options		–	–	–	–	–
Value of RSUs		3,165,930	(3,165,930)	(3,165,930)	1,393,160	3,165,930
Value of LTIP Cycles		1,875,000	(1,875,000)	(1,875,000)	1,875,000	3,750,000
Benefits and Other
Health Insurance		–	–	–	19,481	19,481
SERP		–	–	–	–	–
Excise Tax Gross-Up		–	–	–	–	–
Total		5,040,930	(5,040,930)	(5,040,930)	4,412,641	9,747,911

cvshealthannualmeeting.com	63

CEO Pay Ratio

We invest in our employees at all levels in the Company by rewarding performance that balances risk and reward, is consistent with our values and supports short and long term goals and, ultimately, value creation for our stockholders. We provide opportunities for professional growth and development, and offer affordable benefits and programs that meet the diverse needs of our employees and their families. In February 2018, we announced significant investments in our colleagues including increasing the starting wage to at least $11 per hour effective in April 2018, and increasing pay ranges and rates for many of our retail employees effective July 2018, to ensure a competitive compensation structure that supports the Company's plans to evolve its retail stores into a health care destination. In addition, as part of ensuring access to affordable health care, CVS Health did not increase employee premiums for the 2018-2019 plan year. And, the Company created a new paid parental leave program that was effective in April 2018.

As required by the Dodd-Frank Act, we are disclosing the ratio of compensation of Mr. Merlo, our Chief Executive Officer, to that of the employee who has been identified as having annual compensation that is the median of all of our employees.

We identified the median employee by ranking the total compensation based on W-2 information for all employees, excluding Mr. Merlo, who were employed by the Company on December 31, 2017. The population of our approximately 238,000 employees includes many part-time, temporary and seasonal workers. Adjustments were made to annualize the compensation of full-time and part-time employees who were not employed by the Company for the entire year. We did not apply any cost-of-living adjustments as part of the calculation. As permitted by SEC rules under the de minimis exception, we excluded approximately 1,300 employees located in Brazil, who represent less than 5% of our total employees. We also excluded employees who joined CVS Health through businesses that we acquired during 2017.

Using this methodology, our median employee was determined to be a full-time, hourly employee. The annual compensation for our median employee was $38,372, calculated in accordance with the rules applicable to the Summary Compensation Table (SCT) found on page 54 of this proxy statement. The annual compensation for our median employee includes the company-paid portion of health benefits plus company contributions to our 401(k) plan. For 2017, the annual compensation for Mr. Merlo was $12,266,076, which is $13,212 higher than the amount shown in our SCT because of the inclusion of company-paid medical benefits, which are not reflected in the SCT in accordance with SEC rules. The ratio of Mr. Merlo’s annual compensation to that of our median employee for 2017 is 320-to-1.

Given the different methodologies that various public companies will use to determine their estimates of pay ratio, including different methodologies, exclusions, estimates and assumptions allowed under SEC rules, and different employment and compensation practices among companies, the ratios reported above should not be used as a basis for comparison between CVS Health and other companies.1

[1]	Note that in 2017 and prior years, a portion of Mr. Merlo’s performance-based long-term incentive compensation was cash-denominated at grant and thus not included in the SCT until after the vesting period when the value earned had been determined, per SEC reporting requirements. However, beginning in 2018, this portion of Mr. Merlo’s compensation will be denominated in shares and thus will be included the SCT in the year of grant. As shown above in a supplemental table on page 37 in the CD&A, Mr. Merlo’s 2017 annual compensation in the SCT would have been $5,760,000 higher had we historically been denominating this compensation in shares, and the resulting ratio for Mr. Merlo’s annual compensation to that of our median employee would have been 470-to-1.

64	2018 Proxy Statement

Additional Management Proposal

Item 4: Proposal to Approve an Amendment to the Company’s Certificate of Incorporation to Reduce the Threshold for Our Stockholders’ Right to Call Special Meetings

The Board recommends that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the Charter) that would change the threshold required for stockholders to call a special meeting of stockholders from the existing twenty-five (25%) percent of the voting power of the Company’s outstanding capital stock to fifteen percent (15%) of the voting power of the Company’s outstanding capital stock. We refer to the proposed amendment as the Charter Amendment.

The Company’s stockholders have had the right to call a special meeting of stockholders since 2010. While the Board continues to believe that the 25% threshold was appropriate, the Board also recognizes that, at the 2017 Annual Meeting of Stockholders, a majority of our stockholders (approximately 52% of votes cast, and 40% of shares outstanding) voted in favor of a stockholder proposal to lower the threshold to fifteen percent (15%). The Board is therefore recommending that stockholders approve the Charter Amendment. The Board believes, however, that a special meeting should only be held to cover special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. Organizing and preparing for a special meeting involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs. The Board believes that setting the threshold too low would carry a risk of frequent meeting requests, potentially covering agenda items relevant to particular constituencies as opposed to stockholders generally, with attendant significant cost, management distraction and diversion of management and financial resources.

The complete text of the proposed Charter amendment is set forth in Exhibit A.

The proposed Charter Amendment under this Item 4 requires the affirmative vote of a majority of our outstanding shares of common stock. If the Charter Amendment is approved, it will become effective upon filing with the Delaware Secretary of State, which filing will be completed promptly after the Annual Meeting. The Board has also adopted a corresponding amendment to the threshold for the calling of special meetings found in the Company’s Amended and Restated By-laws, to be effective upon the approval by stockholders of the Company’s proposal to amend the Charter and the subsequent filing of the Charter Amendment with the Delaware Secretary of State.

The Board unanimously recommends a vote ✓ FOR  approval of the Amendment to the Company’s Certificate of Incorporation.

cvshealthannualmeeting.com	65

Stockholder Proposal

Item 5: Stockholder Proposal Regarding Executive Pay Confidential Voting

On or about November 26, 2017 (revised November 30, 2017), the Company received the following proposal from Mr. William Steiner, c/o Komlossy Law, PA, 4700 Sheridan Street, Suite J, Hollywood, FL 33021, and his proxy John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who represent that Mr. Steiner is the beneficial owner of no less than 100 shares of the Company’s stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (which we refer to as the William Steiner Proposal) in this proxy statement as they were submitted to us:

Proposal 5 – Executive Pay Confidential Voting

Shareholders request our Board of Directors to take the steps necessary to adopt a by law that prior to the Annual Meeting, the preliminary outcome of votes cast by proxy on certain executive pay matters, including a running tally of votes for and against, shall not be available to management or the Board and shall not be used to solicit votes. Certain maters [sic] include the topics of say on executive pay and management-sponsored or board-sponsored resolutions seeking approval of executive pay plans. This proposal would not prohibit management access to shareholder comments submitted along with shareholder meeting ballots. This proposal is limited to executive pay items. Shareholders could still waive the confidentiality of their ballots on executive pay items – for instance by checking a box on the ballot.

Our management can now monitor incoming votes and then use shareholder money to blast shareholders with costly solicitations on matters where they have a direct self-interest such as the ratification of lucrative stock options and to obtain artificially high votes for their lucrative executive pay.

Our management can now do an end run on the effectiveness of say on pay votes. Instead of improving executive pay practices in response to disapproving shareholder votes, our management can efficiently manipulate the say on pay vote to a higher percentage. Without confidential voting our management can simply blast shareholders by using multiple professional proxy solicitor firms at shareholder expense (no disclosure of the cost) with one-way communication by mail and electronic mail (right up to the deadline) to artificially boost the vote for their self-interest executive pay ballot items.

38% of shares rejected CVS executive pay at our 2017 annual meeting. This compares to a 5% rejection rate at many companies. It is important for shareholders that the company get executive pay right in order to give management the best-focused incentive for long-term shareholder value.

Meanwhile shareholders gave 52%-support to a 2017 shareholder proposals [sic] asking for an improved shareholder right to call a special meeting.

Other issues of concern at CVS included our Audit Committee Chairman Richard Swift being overworked by serving on 4 additional boards including as Lead Director at Ingersoll-Rand plc. In addition, CVS' s Audit Committee was not fully independent due to the membership of Richard Bracken, a retired Chairman/CEO of HCA Holdings, Inc. The Audit Committee demands heightened director independence.

Anne Finucane, who was on our Nomination Committee [sic], received up to 35-times as many negative votes as other CVS directors. Thus serious consideration should be given to removing Ms. Finucane from any important CVS Board Committee.

Nell Minow, co-author of Power and Accountability (with Robert A.G. Monks) said, “If the board can’t get executive compensation right, it’s been shown it won’t get anything else right either.”

Please vote to enhance CVS accountability to shareholders
Executive Pay Confidential Voting – Proposal 5

66	2018 Proxy Statement

Stockholder Proposal:	Item 5

Statement of the Board of Directors Recommending a Vote AGAINST the William Steiner Proposal

CVS Health is strongly committed to good governance practices and is keenly interested in the views and concerns of our stockholders. The Board recommends a vote AGAINST the William Steiner Proposal because it would undermine CVS Health’s ability to engage with stockholders to better understand and respond to their concerns. Additionally, it would restrict our management’s and the Board’s access to routine information that allows us to efficiently monitor the overall voting results and conduct our annual meeting of stockholders. Moreover, the proposed bylaw simply is unnecessary to allow stockholders to keep their votes confidential on executive compensation matters.

CVS Health regularly engages in an open and transparent dialogue with stockholders regarding a variety of issues, including executive compensation and governance matters, to better understand their views and concerns. We and our stockholders mutually benefit from this exchange. The Company believes this dialogue is an important component to our ongoing growth.

This proposal would eliminate a key aspect of our ability to understand stockholder views on our executive compensation. Although CVS Health actively monitors stockholder input throughout the year, the period leading up to our annual meeting of stockholders is a particularly important time for stockholders to provide feedback and express their concerns regarding executive compensation matters. Preliminary voting information helps CVS Health to identify institutions or groups of stockholders who likely have not yet voted on proposals. Based on an analysis of preliminary voting information, our management and Board can engage directly to conduct productive meetings with those stockholders prior to the final vote tally to determine how best to respond to stockholders’ concerns, clarify any points of confusion, and encourage voting.

Preventing our management and the Board from monitoring aggregate voting results and thereby restricting access to routine information regarding our annual meeting processes would hinder our ability to effectively engage with stockholders and allocate our stockholder engagement resources in a cost-effective and productive manner.

Finally, this proposal is not necessary to provide our stockholders with the ability to keep their voting decisions confidential. The Corporate Governance Guidelines of CVS Health include a provision ensuring the confidentiality of all stockholder votes on all matters. Under this policy, all ballots, proxy forms and voting instructions returned to banks, brokerage firms and other holders of record are kept confidential. Only the proxy solicitor, proxy tabulator and the Inspector of Election, none of whom are CVS Health employees, have access to the individual ballots, proxy forms and voting instructions. Many of our stockholders hold their shares through a bank or broker, which means CVS Health has access only to the name of the bank or broker, but not to the name of the stockholder who is the actual beneficial owner. Stockholders who hold their shares through a bank or broker can elect to have their identity withheld from CVS Health, thereby keeping their voting status confidential. For the overwhelming majority of our stockholders, who in fact hold their shares through banks or brokers, individual voting decisions are already confidential. Any stockholder who owns shares of CVS Health in their own name (i.e., not through a bank or broker) can obtain the same confidentiality by re-registering their shares in the name of a bank or broker. As a result, a mechanism already exists that allows stockholders to choose whether or not they want to keep their voting decisions confidential, and our policy is to keep individual voting decisions confidential in any event. The by-law described in this proposal is both unnecessary and likely to result in inefficiency in CVS Health’s engagement with its stockholders.

The Board unanimously recommends a vote ✕ AGAINST  the William Steiner Proposal.

cvshealthannualmeeting.com	67

Ownership of and Trading in Our Stock

Executive Officer and Director Stock Ownership Requirements

CVS Health has long been mindful of the importance of equity ownership by directors and executive management as an effective link to stockholders and, as such, the Board maintains stock ownership guidelines for all directors, as well as for the officers serving on the Company’s Business Planning Committee (BPC), and requires that directors and BPC members achieve compliance with the ownership requirements within five years of becoming a director or BPC member. Our named executive officers, who appear in the Summary Compensation Table on page 54, must maintain ownership levels as set forth in the table below. Shares included in the calculation to assess compliance with the guidelines include shares owned outright, unvested RSUs, shares held in the Deferred Stock Compensation Plan and shares purchased through our Employee Stock Purchase Plan. Unexercised stock options do not count toward satisfying the guidelines. The Board believes that these requirements emphasize the importance of equity ownership for the Board and executive management, which in turn reinforces alignment with stockholder interests. To further reinforce this commitment, the Board annually reviews the policy and compliance by directors and executives.

Executive Name	Multiple of Salary Required	Multiple of Salary Held as of March 29, 2018	In Compliance
Larry J. Merlo	5x	58x	Yes
David M. Denton	3x	10x	Yes
Helena B. Foulkes [1]	3x	–	–
Jonathan C. Roberts	3x	17x	Yes
Thomas M. Moriarty	3x	9x	Yes
[1]	Ms. Foulkes resigned effective February 9, 2018. At the time of her resignation Ms. Foulkes was in compliance with the stock ownership requirement.

All non-employee directors must own a minimum of 10,000 shares of CVS Health common stock, which is worth approximately $622,100 based on the March 29, 2018 closing sale price of $62.21, or approximately 9 times the amount of the annual cash retainer ($70,000). Directors must attain this minimum ownership level within five years of being elected to the Board and must retain this minimum ownership level for at least six months after leaving the Board. The current level of stock pay in the director’s mix of annual compensation is intended to facilitate the directors’ ability to meet the ownership level within the timeframe. Each of our directors who has served in such capacity for at least five years has timely attained the minimum ownership level. Ms. Schapiro and Mr. Bracken, both of whom has five years from the date of her or his election to the Board to attain the ownership requirement, are on track to meet this requirement.

68	2018 Proxy Statement

Ownership of and Trading in Our Stock:	Share Ownership of Directors and Certain Executive Officers

Share Ownership of Directors and Certain Executive Officers

The following table shows the share ownership, as of March 29, 2018, of each director, each executive officer appearing in the Summary Compensation Table found on page 54 and all directors and executive officers as a group, based on information provided by these individuals. Each individual beneficially owns less than 1% of our common stock and, except as described in the footnotes to the table, each person has sole investment and voting power over the shares. None of the shares listed below has been pledged as collateral.

	Ownership of Common Stock [1]
Name	Number		Percent
Richard M. Bracken	8,263		*
C. David Brown II	144,862	[1]	*
Alecia A. DeCoudreaux	10,430	[1]	*
David M. Denton	232,938	2 3 4 5	*
Nancy-Ann M. DeParle	12,805	[1]	*
David W. Dorman	97,006	[1]	*
Anne M. Finucane	22,631	1 6	*
Helena B. Foulkes	106,356	4 7	*
Larry J. Merlo	2,916,541	2 3 4 7 8	*
Jean-Pierre Millon	88,534	[9]	*
Thomas M. Moriarty	276,294	2 3 7	*
Jonathan C. Roberts	785,233	2 3 4 7 8	*
Mary L. Schapiro	3,807	[1]	*
Richard J. Swift	61,053	[1]	*
William C. Weldon	18,732	[1]	*
Tony L. White	24,527	[10]	*
All directors and executive officers as a group (19 persons)	5,401,451	1 2 3 4 5 6 7 8 9 10	0.53%
*	Less than 1%.
[1]

Includes the following shares of common stock constituting deferred non-employee director compensation, which do not have current voting rights: Mr. Brown, 53,610; Ms. DeCoudreaux, 10,430; Ms. DeParle, 3,392; Mr. Dorman, 16,668; Ms. Finucane, 5,622; Ms. Schapiro, 3,807; Mr. Swift, 57,795; Mr. Weldon 17,141; and all non-employee directors as a group, 168,465.

[2]

Includes the following shares of common stock not currently owned, but subject to options which were outstanding on March 29, 2018 and were exercisable within 60 days thereafter: Mr. Denton, 96,910; Mr. Merlo, 1,416,511; Mr. Moriarty, 168,617; Mr. Roberts, 510,894; and all executive officers as a group, 2,544,122.

[3]

Includes the following shares of common stock granted under the Company’s stockholder-approved Incentive Compensation Plans (ICPs) that remain subject to certain restrictions regarding employment and transfer as provided in the ICPs: Mr. Denton, 114,041; Mr. Merlo, 184,116; Mr. Moriarty, 43,668; Mr. Roberts, 70,780; and all executive officers as a group, 483,342.

[4]

Includes shares of common stock held by the Trustee of the 401(k) Plan and the Employee Stock Ownership Plan of CVS Health Corporation and Affiliated Companies (ESOP) that are allocated to the executive officers as follows: Mr. Denton, 1,735; Ms. Foulkes, 4,183; Mr. Merlo, 6,825; Mr. Roberts, 5,465; and all executive officers as a group, 18,801.

[5]	Excludes stock options, RSUs and restricted shares held in constructive trust for the sole benefit of Mr. Denton’s ex-wife. Mr. Denton has no beneficial ownership of these securities.
[6]	Includes 17,009 shares held in a family trust.
[7]

Includes the following shares of common stock that were receivable upon the lapse of restrictions on restricted stock units or the exercise of options, but the actual receipt of which was deferred pursuant to the Company’s Deferred Stock Compensation Plan, and which do not have current voting rights: Ms. Foulkes, 57,066; Mr. Merlo, 634,408; Mr. Moriarty, 41,370; Mr. Roberts, 162,911; and all executive officers as a group, 926,277.

[8]

Includes the following hypothetical shares of common stock held in notional accounts in the Company’s unfunded Deferred Compensation Plan, which do not have current voting rights: Mr. Merlo, 5,145; Mr. Roberts, 1,421 and all executive officers as a group, 7,034.

[9]	Consists of 88,534 shares held in a family trust.
[10]	Includes 7 shares held by Mr. White’s wife.

cvshealthannualmeeting.com	69

Ownership of and Trading in Our Stock:	Share Ownership of Principal Stockholders

Share Ownership of Principal Stockholders

We have been notified by the entities in the following table that each is the beneficial owner (as defined by the rules of the SEC) of more than five percent of our common stock. According to the most recent Schedule 13G filed by the beneficial owner with the SEC, these shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing control over us.

Title of Class	Name and Address of Beneficial Owner	No. of Shares Beneficially Owned	Percent of Class Owned
Common Stock	BlackRock, Inc. [1]	67,011,012 [1]	6.6% [1]
55 East 52nd Street
New York, NY 10055
Common Stock	The Vanguard Group, Inc. [2]	78,578,078 [2]	7.7% [2]
100 Vanguard Blvd.
Malvern, PA 19355
[1]

Information based on a Schedule 13G/A filed January 29, 2018. BlackRock, Inc. (BlackRock) is the parent holding company of a number of subsidiaries that hold CVS Health common stock for the benefit of various investors. BlackRock and/or its subsidiaries have sole voting power with respect to 55,940,668 of these shares and sole dispositive power with respect to 67,011,012 of these shares.

[2]

Information based on a Schedule 13G/A filed February 8, 2018. The Vanguard Group, Inc. (Vanguard) directly or through its subsidiaries, holds CVS Health common stock for the benefit of shared various investors. Vanguard and/or its subsidiaries have sole voting power with respect to 1,423,052 of these shares, shared voting power with respect to 230,993 of these shares, sole dispositive power with respect to 76,958,565 of these shares and shared dispositive power with respect to 1,620,242 of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any persons who own more than 10% of our common stock (Reporting Persons) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC, though as a practical matter CVS Health assists its directors and executive officers by monitoring transactions and completing and filing such forms on their behalf. Based on a review of forms filed with the SEC and written representations from our Reporting Persons, CVS Health believes that all forms were filed in a timely manner during 2017.

70	2018 Proxy Statement

Other Information

Information about the Annual Meeting and Voting

The Board of Directors of CVS Health is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders (or at any adjournment of the meeting, referred to as the Meeting or Annual Meeting). This proxy statement summarizes the information you need to know to vote at the Meeting.

We began mailing this proxy statement and the enclosed proxy card on or about April 25, 2018 to all stockholders entitled to vote. CVS Health’s 2017 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of the annual meeting

Date:	June 4, 2018
Time:	8:00 A.M. Eastern Time
Place:	CVS Health Customer Support Center
(Company Headquarters)
One CVS Drive
Woonsocket, Rhode Island 02895

Stockholders must present a form of personal photo identification in order to be admitted to the Meeting. No cell phones, cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Shares Entitled to Vote

Stockholders entitled to vote are those who owned CVS Health common stock at the close of business on the record date, which is April 10, 2018. As of the record date, there were 1,017,521,240 shares of common stock outstanding. Each share of CVS Health common stock that you own entitles you to one vote.

The Bank of New York Mellon presently holds shares of common stock as Trustee under the 401(k) Plan and the Employee Stock Ownership Plan of CVS Health Corporation and Affiliated Companies (ESOP). Each participant in the ESOP instructs the Trustee of the ESOP how to vote his or her shares. As to shares with respect to which the Trustee receives no timely voting instructions, the Trustee, pursuant to the ESOP Trust Agreement, votes these shares in the same proportion as it votes all the shares as to which it has received timely voting instructions. The results of the voting will be held in strict confidence by the Trustee. Please note that the cut-off date by which participants of the ESOP must submit their vote to the tabulator in order to be counted is 12:01 a.m. Eastern Time on May 30, 2018.

Types of Ownership of Our Stock

If your shares are registered in your name with CVS Health’s transfer agent, Equiniti Trust Company, you are the “stockholder of record” of those shares. This proxy statement and any accompanying materials have been provided directly to you by CVS Health.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this proxy statement and any accompanying documents have been provided to you by your broker, bank or other holder of record, which is your “nominee”. As the beneficial owner, you have the right to direct your nominee how to vote your shares by using the voting instruction card provided by your nominee or by following the nominee’s instructions for voting by telephone or on the Internet.

Voting

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Stockholders of record may vote by calling a toll-free telephone number, by using the Internet or by mailing your signed proxy card in the postage-paid envelope provided. If you vote by telephone or the Internet, you do NOT need to return your proxy card. Returning the proxy card by mail or voting by telephone or Internet will not affect your right to attend the Annual Meeting and change your vote, if desired.

If you are a beneficial owner, you will receive instructions from your nominee that you must follow in order for your shares to be voted. Many of these institutions offer telephone and Internet voting.

The enclosed proxy card indicates the number of shares that you own as of the record date.

cvshealthannualmeeting.com	71

Other Information:	Information about the Annual Meeting and Voting

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, or vote by telephone or the Internet, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations.

The Board of Directors and the Company’s management have not received notice of, and are not aware of, any business to come before the Meeting other than the agenda items referred to in this proxy statement.

Revoking Your Proxy Card

If you are a stockholder of record, you may revoke your proxy card by:

●	sending in another signed proxy card with a later date;

●	providing subsequent telephone or Internet voting instructions;

●	notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy card; or

●	voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your nominee.

Voting in Person

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of a nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 10, 2018, the record date for voting.

Appointing Your Own Proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the Annual Meeting to vote.

Proxy Solicitation

We are soliciting this proxy on behalf of our Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail but we may also solicit by telephone, e-mail or in person. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, for a fee of $20,000, plus out-of-pocket expenses, to provide customary assistance to us in the solicitation. We will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries, if they so request, for their expenses in forwarding proxy materials to beneficial owners.

Householding

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive, conserves natural resources and reduces mailing and printing expenses for the Company. Nominees with accountholders who are stockholders may be householding our proxy materials. As indicated in the notice previously provided by these nominees to our stockholders, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your nominee so that separate copies may be delivered to you. Beneficial owners who currently receive multiple copies of the annual report and proxy statement at their address who would prefer that their communications be householded should contact their nominee. Stockholders of record who currently receive multiple copies of the annual report and proxy statement at their address who would prefer that their communications be householded, or stockholders of record who are currently participating in householding and would prefer to receive separate copies of our proxy materials, should contact our transfer agent, EQ Shareowner Services, by writing to P.O. Box 64874, St. Paul, MN 55164-0874; by calling toll-free, 877-287-7526; or by e-mailing to stocktransfer@eq-US.com.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the Annual Meeting of holders of shares representing a majority of shares entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

72	2018 Proxy Statement

Other Information:	Stockholder Proposals and Other Business for Our Annual Meeting in 2019

Vote Necessary to Approve Proposals
Item 1: Election of directors

Each director is elected by a majority of the votes cast with respect to that director’s election (at a meeting for the election of directors at which a quorum is present) by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote.

A “majority of votes cast” means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Votes “against” a director’s election will count as a vote cast, but “abstentions” and “broker non-votes” will not count as a vote cast with respect to that director’s election and will have no effect.

Item 4: Charter Amendment

Approval of the Charter Amendment requires the favorable vote of the majority of shares outstanding. Abstentions are counted as shares present or represented and voting and have the effect of a vote. Broker non-votes are not counted as shares present or represented and voting and have no effect on the vote.

All other items	For Items 2, 3 and 5, approval is by affirmative vote (at a meeting at which a quorum is present) of a majority of the votes represented by the shares of common stock present at the meeting in person or by proxy and entitled to vote. Abstentions are counted as shares present or represented and voting and have the effect of a vote against. Broker non-votes are not counted as shares present or represented and voting and have no effect on the vote.

Broker Voting

Under NYSE rules, if the record holder of your shares (usually a nominee) holds your shares in its name, your nominee is permitted to vote your shares on Item 2, Ratification of Auditors, in its discretion, even if it does not receive voting instructions from you. On all other Items, your nominee is not permitted to vote your shares without your instructions and uninstructed shares are considered broker non-votes.

Stockholder Proposals and Other Business for Our Annual Meeting in 2019

If you want to submit a proposal for possible inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders, you must ensure your proposal is received by us on or before December 26, 2018 and is otherwise in compliance with SEC rules.

Under our proxy access by-law, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in the Company’s by-laws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement for the 2018 Annual Meeting of Stockholders, the nominations must be received by our Corporate Secretary and must arrive at the Company in a timely manner, between 120 and 150 days prior to the anniversary of the date our proxy statement was first sent to stockholders in connection with our last annual meeting, which would be no earlier than November 26 and no later than December 26, 2018.

In addition, if a stockholder would like to present business at an annual meeting of stockholders that is not to be included in our proxy statement, the stockholder must provide notice to the Company as provided in its by-laws. Such notice must be addressed to our Corporate Secretary and must arrive at the Company in a timely manner, between 90 and 120 days prior to the anniversary of our last annual meeting, which would be no earlier than February 4 and no later than March 6, 2019. Under our by-laws, any stockholder notice for presenting business at a meeting must include, among other things (1) the name and address, as they appear in our books, of the stockholder giving the notice, (2) the class and number of shares that are beneficially owned by the stockholder (including information concerning derivative ownership and other arrangements concerning our stock), (3) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, and (4) any material interest of the stockholder in such business. See “Stockholder Submission on Nominees” for a description of the information required for director nominations.

Other Matters

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, your proxy will vote on the matter in his best judgment.

April 25, 2018

cvshealthannualmeeting.com	73

Exhibit A

Certificate of Amendment of the

Certificate of Incorporation of

CVS Health Corporation

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

A.	The name of the corporation (hereinafter referred to as the “Corporation”) is CVS HEALTH CORPORATION. The date of filing of its original Certificate of Incorporation with the Secretary of the State of Delaware is August 22, 1996.

B.

At a meeting of the Board of Directors of the Corporation on January 25, 2018, resolutions were duly adopted approving the following proposed amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation and declaring said amendment to be advisable. The proposed amendment was as follows:

Article NINTH of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

NINTH: Special meetings of the stockholders may be called (i) by the Board of Directors, the Chair of the Board of Directors or the Chief Executive Officer of the Corporation or (ii) upon written request from holders of record of at least fifteen percent (15%) of the voting power of the outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, filed with the Secretary of the Corporation and otherwise in accordance with the By-laws, and may not be called by any other person or persons. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock or Preference Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, to the extent provided in Article FOURTH (or pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereof), special meetings of holders of such Preferred Stock or Preference Stock.

C.	Thereafter, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held on [June 4, 2018], upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

D.	The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

E.	The effective date of the amendment shall be [June 4, 2018].

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this [4th] day of [June], 2018.

CVS HEALTH CORPORATION

By:
Name:
Title:

cvshealthannualmeeting.com	A-1

Prescription for a Better World 2017 CSR Achievements

Health in Action	Planet in Balance	Leader in Growth

Access to Health Care
$122M
worth of free health offerings provided under Project Health since 2006
50+
optical and audiology locations, offering low-cost solutions on a walk-in basis

Charitable Giving and Disaster Relief
$100M+
provided in charitable giving through the CVS Health Foundation, corporate grants, in-kind gifts, employee giving and fundraising, and other community investments
$11M+
to support hurricane relief and rebuilding efforts from the CVS Health Foundation, CVS Pharmacy, colleagues and customers

Tobacco
126 schools
including 34 Historically Black Colleges and Universities, awarded grants as part of the Tobacco-Free Generation Campus Initiative

Prescription Drug Programs
350,000+
students reached with prescription drug abuse education through Pharmacists Teach; 7,300 presentations in 45 states, DC and Puerto Rico
140+
metric tons of unwanted medications collected in our safe medication disposal program over the past 2 years; expanding to 750 stores and 1,600 total locations in 2018

Emissions Reductions
submitted science-based emissions reduction target for approval from the Science Based Targets initiative
26%
reduction in carbon intensity, compared to 2010 baseline
$30M
saved through lighting retrofit in more than 7,000 retail locations
SPF 15
the only national retailer that has removed all sun care products with SPF lower than 15 from shelves
600
store brand beauty and personal care products from which chemicals of concern were removed

$3.7M
in value of employee volunteer hours provided to communities
4,700
Registered Apprentices hired
6,500
colleagues participated in workforce development programs
40,000+
underserved young people introduced to careers in health care
Supplier Diversity

●38,032 jobs supported

●$1.9 billion in incomes earned

●$5.8 billion contributed to the U.S. economy

Awards & Recognition

100 Best Corporate Citizens, 2017
(#38)
Corporate Responsibility Magazine

Sustainability Index
Dow-Jones, 5th straight year

Civic 50 – List of 50 most community-minded companies in the U.S. Points of Light Institute

America’s Greenest Companies (#39)
Newsweek’s Green Rankings

Best Place to Work for LGBT Equality
Human Rights Campaign

Corporate Equality Index
Human Rights Campaign
Achieved 100% score for fourth consecutive year

World’s Most Admired Companies (#39)
Fortune Magazine

Top 50 Companies for Diversity
DiversityInc

100% Disability Equality Index Score – Best Places to Work List
American Association of People with Disabilities and US Business Leadership Network

Billion Dollar Roundtable
Joined group that is spending more than $1 billion annually with diverse suppliers

Trendsetter
2017 CPA-Zicklin Index of Corporate Political Disclosure and Accountability (top 10%)